                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-12

                      Platinum Underwriters Holdings, Ltd.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

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

                   [PLATINUM UNGERWRITERS HOLDINGS LTD LOGO]

                             The Belvedere Building
                               69 Pitts Bay Road
                             Pembroke HM 08 Bermuda
                            ------------------------

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                        To Be Held on September 17, 2003
                            ------------------------

To the Shareholders of Platinum Underwriters Holdings, Ltd.:

     Notice is hereby given that the 2003 Annual General Meeting of Shareholders (the "Annual Meeting") of Platinum Underwriters Holdings, Ltd. (the "Company") will be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08 Bermuda, on Wednesday, September 17, 2003 at 10:00 a.m., local time, for the following purposes:

          1. To elect eight directors to the Company's Board of Directors to serve until the Company's 2004 Annual General Meeting of Shareholders.

          2. To consider and take action upon the proposal to elect three directors to the Board of Directors of the Company's subsidiary Platinum Underwriters Bermuda, Ltd., which, pursuant to the Bye-laws of the Company, is required to be considered by the shareholders of the Company.

          3. To consider and take action upon the proposal to ratify the appointment of three executive directors of the Board of Directors of the Company's subsidiary Platinum Re (UK) Limited, which, pursuant to the Bye-laws of the Company, is required to be considered by the shareholders of the Company.

          4. To consider and approve the Company's Section 162(m) Performance Incentive Plan, which enables the Company to provide incentive compensation to executive officers of the Company who are employed by Platinum Underwriters Reinsurance, Inc. in a manner that qualifies as "performance-based compensation" under Section 162(m) of the Internal Revenue Code.

          5. To consider and take action upon a proposal to ratify the selection of KPMG LLP, independent certified public accountants, as independent auditors for the Company and KPMG (Bermuda), independent certified public accountants, as independent auditors for Platinum Underwriters Bermuda, Ltd. for the 2003 fiscal year.

     At the Annual Meeting, shareholders will receive the audited consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2002 with the independent auditor's report thereon, and may also be asked to consider and take action with respect to such other business as may properly come before the meeting, or any postponement or adjournment thereof.

     The Company's Board of Directors has fixed the close of business on August 1, 2003 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. You are cordially invited to be present. Shareholders who do not expect to attend in person are requested to sign and return the enclosed form of proxy in the envelope provided. At any time prior to their being voted at the Annual Meeting, proxies are revocable by written notice to the Secretary of the Company, by a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

                                          By order of the Board of Directors,

                                                  Michael E. Lombardozzi
                                            Executive Vice President, General
                                                         Counsel
                                                      and Secretary

Pembroke, Bermuda
August 13, 2003

                      PLATINUM UNDERWRITERS HOLDINGS, LTD.
                             THE BELVEDERE BUILDING
                               69 PITTS BAY ROAD
                             PEMBROKE HM 08 BERMUDA
                            ------------------------

                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 17, 2003
                            ------------------------

                              GENERAL INFORMATION

     This proxy statement and the accompanying form of proxy are being furnished to holders of the common shares (the "Common Shares") of Platinum Underwriters Holdings, Ltd. (the "Company") to solicit proxies on behalf of the Board of Directors of the Company for the 2003 Annual General Meeting of Shareholders (the "Annual Meeting") to be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08 Bermuda, on Wednesday, September 17, 2003 at 10:00 a.m., local time. These proxy materials are first being mailed to shareholders on or about August 13, 2003.

     The Board of Directors has fixed the close of business on August 1, 2003 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of such date, there were 43,024,000 Common Shares outstanding and entitled to vote. Each shareholder is entitled to one vote for each Common Share held of record on the record date with respect to each matter to be acted upon at the Annual Meeting, provided that if the number of "Controlled Shares" (as defined below) of any shareholder constitutes 10% or more of the combined voting power of the issued Common Shares (such holder, a "10% Shareholder"), the vote of any such shareholder is limited to 9.9% of the voting power of the outstanding Common Shares pursuant to the Company's Bye-laws. "Controlled Shares" of any person refers to all Common Shares owned
(i) directly, (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or (iii) beneficially, directly or indirectly, within the meaning of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

     As of the date of this proxy statement, the Company is aware of only two shareholders, The St. Paul Companies, Inc. ("St. Paul") and RenaissanceRe Holdings Ltd. ("RenaissanceRe"), which possess Controlled Shares requiring a reduction in each of their voting power to 9.9%. However, the applicability of such provisions may have the effect of increasing another shareholder's voting power to more than 9.9%, thereby requiring a corresponding reduction in such other shareholder's voting power. Because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, the Company requests that any holder of Common Shares (other than St. Paul and RenaissanceRe) with reason to believe that it is a 10% Shareholder (as defined in the Company's Bye-laws and described above) contact the Company promptly so that the Company may determine whether the voting power of such holder's Common Shares should be reduced. By submitting a proxy, a holder of Common Shares (other than St. Paul and RenaissanceRe) will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 10% Shareholder. The directors of the Company are empowered to require any shareholder to provide information as to that shareholder's beneficial share ownership of Common Shares, the names of persons having beneficial ownership of the shareholder's Common Shares, relationships with other shareholders or any other facts the directors may consider relevant to the determination of the number of Controlled Shares attributable to any person. The directors may disregard the votes attached to Common Shares of any holder who fails to respond to such a request or who, in their judgment, submits incomplete or inaccurate information. The directors retain certain discretion to make such final adjustments that they consider fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the Common Shares of any shareholder to ensure that no person shall be a 10% Shareholder at any time.

     The presence, in person or by proxy, of holders of more than 50% of the Common Shares outstanding and entitled to vote on the matters to be considered at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. All of the proposals to be considered at the Annual Meeting will be decided by the affirmative vote of a majority of the voting power of the Common Shares present, in person or by proxy, at the Annual Meeting, and entitled to vote thereon. A hand vote will be taken unless a poll is requested pursuant to the Company's Bye-laws.

                          SOLICITATION AND REVOCATION

     Proxies in the form enclosed are being solicited on behalf of the Board of Directors of the Company. Common Shares may be voted at the Annual Meeting by returning the enclosed proxy card or by attending the Annual Meeting and voting in person. The enclosed proxy card authorizes each of Steven H. Newman, Gregory E.A. Morrison and Michael E. Lombardozzi to vote the Common Shares represented thereby in accordance with the instructions given or, if no instructions are given, in their discretion. They may also vote such Common Shares to adjourn or postpone the meeting and will be authorized to vote such Common Shares at any adjournment or postponement of the Annual Meeting. Common Shares held in "street name" by a broker, bank or other nominee must be voted by the broker, bank or nominee according to the instructions of the beneficial owner of the Common Shares.

     Proxies may be revoked at any time prior to the Annual Meeting by giving written notice to the Secretary of the Company, by a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. For Common Shares held in "street name" by a broker, bank or other nominee, new voting instructions must be delivered to the broker, bank or nominee prior to the Annual Meeting.

     If a shareholder abstains from voting on a particular proposal, or if a shareholder's Common Shares are treated as a broker non-vote, those Common Shares will not be considered as votes cast in favor of or against the proposal but will be included in the number of Common Shares represented for the purpose of determining whether a quorum is present. Generally, broker non-votes occur when Common Shares held for a beneficial owner are not voted on a particular proposal because the broker has not received voting instructions from the beneficial owner, and the broker does not have discretionary authority to vote the Common Shares on a particular proposal. If a quorum is not present, the shareholders who are represented may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. An adjournment will have no effect on the business that may be conducted at the adjourned meeting.

     The Company will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone or by facsimile by officers, directors, and regular employees. The Company may also reimburse brokerage firms, banks, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners. The Company has retained Mellon Investor Services, LLC to assist in the solicitation of proxies and will pay a fee of $6,000 plus reimbursement of out-of-pocket expenses for those services.

                            FORMATION OF THE COMPANY

     The Company was formed in April 2002 to assume substantially all of the 2002 property and casualty reinsurance business and related assets of the reinsurance underwriting segment of St. Paul ("St. Paul Re"). The St. Paul Re business and assets were transferred to the Company concurrently with the completion by the Company of an initial public offering of the Common Shares and equity security units on November 1, 2002 (the "Public Offering"). The Company provides property and casualty reinsurance, operating through Platinum Underwriters Bermuda, Ltd. ("Platinum Bermuda"), Platinum Underwriters Reinsurance, Inc. ("Platinum US") and Platinum Re (UK) Limited ("Platinum UK").

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of seven members. Steven H. Newman, H. Furlong Baldwin, Jonathan F. Bank, Dan R. Carmichael, Jay
S. Fishman and Peter T. Pruitt were elected directors in June 2002. Jerome T. Fadden, the Company's former President and Chief Executive Officer, was elected director in April 2002 and resigned as director in May 2003. Neill A. Currie, who was designated by RenaissanceRe as its nominee to the Board of Directors pursuant to the Investment Agreement among the Company, St. Paul and RenaissanceRe dated as of September 20, 2002 (the "Investment Agreement"), was elected director in May 2003 to fill the vacancy created by Mr. Fadden's resignation. The terms of office of each of the current directors will expire at the Annual Meeting. Each of the current directors has been nominated by the Board of Directors for election as a director at the Annual Meeting to serve until the 2004 Annual General Meeting of Shareholders. Gregory E.A. Morrison, the Company's President and Chief Executive Officer, has been nominated for election as a director of the Company. If elected, Mr. Morrison will be appointed to the Executive Committee.

     The Board of Directors has no reason to believe that any of its nominees would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board will select a substitute nominee and the Common Shares represented by proxies may be voted for such substitute nominee unless shareholders indicate otherwise.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.

INFORMATION CONCERNING NOMINEES

     Set forth below is biographical and other information regarding the nominees for election as directors, including their principal occupations during the past five years.

Steven H. Newman..........................  Mr. Newman has been Chairman of the Board of Directors
Age: 60                                     of the Company since June 2002 and a consultant to
Director since 2002                         Platinum US since March 2002. Mr. Newman was Chairman of
Chairman of the Board of Directors          the Board of Directors of St. Paul Re from March 2002
and Chairman of the Executive               until he became Chairman of the Company. Mr. Newman was
Committee                                   Chairman of the Board of Directors of Swiss Re America
                                            Holding Company, a reinsurance holding company, from May
                                            2000 to October 2000. Prior thereto, Mr. Newman served
                                            as Chairman of the Board and Chief Executive Officer of
                                            Underwriters Re Group, Inc., a reinsurance holding
                                            company.

Gregory E.A. Morrison.....................  Mr. Morrison has been President and Chief Executive
Age: 45                                     Officer of the Company since June 2003. Mr. Morrison was
Nominee                                     President and Chief Executive Officer of London
                                            Reinsurance Group Inc. ("LRG"), a Canadian reinsurance
                                            company that he founded, from 1989 until 1998 and again
                                            from September 2000 until May 2003. Mr. Morrison also
                                            served as the Chairman of LRG operating subsidiaries in
                                            the United States, Barbados and Ireland and as a member
                                            of the LRG board of directors. From January 1999 to June
                                            2000, Mr. Morrison served as President of Unum
                                            Reinsurance, the reinsurance division of Unum Provident
                                            Corporation.

H. Furlong Baldwin........................  Mr. Baldwin was Chairman of Mercantile Bankshares
Age: 71                                     Corporation, a bank holding corporation, from March 2001
Director since 2002                         until his retirement in March 2003. Prior thereto, Mr.
Chairman of the Audit                       Baldwin was Chairman and Chief Executive Officer of
Committee and member of the                 Mercantile Bankshares Corporation. Mr. Baldwin is the
Governance Committee                        Chairman of the Board of Directors of Nasdaq Stock
                                            Market, Inc. and a director of W.R. Grace & Company. Mr.
                                            Baldwin is also a Governor of the National Association
                                            of Securities Dealers, a trustee of the Marine Corps
                                            Heritage Foundation, the Marine Corps University and the
                                            Virginia Historical Society, and a member of the Council
                                            on Foreign Relations.

Jonathan F. Bank..........................  Mr. Bank has been Senior Vice President of Tawa
Age: 60                                     Associates Ltd., which is engaged in the acquisition,
Director since 2002                         restructuring and management of property and casualty
Member of the Compensation, Audit           companies in run-off, since May 2001. From September
and Governance Committees                   1999 until May 2001, Mr. Bank was the Insurance Practice
                                            Leader of PricewaterhouseCoopers' U.S.
                                            insurance/reinsurance regulatory and restructuring
                                            practice group. Prior thereto, Mr. Bank was a partner at
                                            Chadbourne & Parke LLP, a law firm.

Dan R. Carmichael.........................  Mr. Carmichael has been President, Chief Executive
Age: 58                                     Officer and a director of Ohio Casualty Corporation, a
Director since 2002                         property and casualty insurance company, since December
Chairman of the Governance                  2000. Prior thereto, Mr. Carmichael served as President
Committee and member of the                 and Chief Executive Officer of IVANs, Inc., an
Compensation and Audit Committees           industry-owned organization that provides electronic
                                            communications services to insurance, healthcare and
                                            related organizations. Mr. Carmichael is a director of
                                            Alleghany Corporation.

Neill A. Currie...........................  Mr. Currie has been a private investor for the last five
Age: 50                                     years. Since June 2000, Mr. Currie has been the managing
Director since 2003                         member and Chief Executive Officer of Currie Company,
Member of the Executive and                 LLC, a manager of equity investments and provider of
Governance Committees                       reinsurance consulting services. From 1993 to 1997, Mr.
                                            Currie was Senior Vice President of RenaissanceRe.

Jay S. Fishman............................  Mr. Fishman has been Chairman, Chief Executive Officer
Age: 50                                     and President of St. Paul since October 2001. Prior
Director since 2002                         thereto, Mr. Fishman was Chairman, President and Chief
Member of the Executive,                    Executive Officer of The Travelers Insurance Group and
Compensation and Governance                 Chief Operating Officer -- Finance and Risk of
Committees                                  Citigroup, Inc. Mr. Fishman is a director of Nuveen
                                            Investments, Inc.

Peter T. Pruitt...........................  Mr. Pruitt was Chairman of Willis Re Inc., a reinsurance
Age: 70                                     intermediary, from June 1995 until his retirement in
Director since 2002                         December 2001. He also served as Chief Executive Officer
Chairman of the Compensation                of Willis Re Inc. from June 1995 through September 1999.
Committee                                   Prior thereto, Mr. Pruitt was President and a director
                                            of Frank B. Hall & Co., Inc., a global insurance broker.
                                            Mr. Pruitt is a director of Poe Financial Group, Inc., a
                                            property and casualty insurance holding company.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company maintains four standing committees: the Executive, the Audit, the Compensation and the Governance Committees. During 2002, the Board of Directors met seven times, the Executive Committee met one time, the Audit Committee met one time and the Compensation Committee met two times. The Governance Committee was established in March 2003 and, therefore, did not meet in 2002. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the Committees of the Board of Directors on which he served that were held in 2002.

 EXECUTIVE COMMITTEE

     The Executive Committee presently consists of Messrs. Newman (Chairman), Currie and Fishman. The Executive Committee is authorized to exercise all of the powers of the Board of Directors when the Board is not in session upon a written determination of the Chairman of the Board that it is impracticable to convene a meeting of the Board to exercise such powers, subject to such limitations as are set forth in its charter or as may from time to time be established by resolution of the Board.

 AUDIT COMMITTEE

     The Audit Committee presently consists of Messrs. Baldwin (Chairman), Bank and Carmichael. The Audit Committee's primary responsibilities are to:

     - engage the independent auditors (subject to ratification by the shareholders of the Company as required by Bermuda law), determine the compensation and oversee the performance of the independent auditors, and approve in advance all audit services and all permitted non-audit services to be provided to the Company by the independent auditors;

     - assess and take appropriate action regarding the independence of the independent auditors;

     - review the quality and adequacy of the Company's internal audit function, internal controls and internal auditing procedures;

     - periodically review with management and the independent auditors the Company's accounting policies, including critical accounting policies and practices and the estimates and assumptions used by management in the preparation of the Company's financial statements;

     - review with management and the independent auditors any material financial or other arrangements of the Company which do not appear on the Company's financial statements;

     - discuss with management the Company's guidelines and policies with respect to corporate risk assessment and risk management;

     - review with management and the independent auditors the financial statements to be included in the quarterly and annual reports of the Company, and recommend to the Board of Directors whether the audited financial statements should be included in the annual reports of the Company;

     - approve a code of ethics, as required by rules of the Securities and Exchange Commission (the "SEC"), for senior financial officers and such other employees and agents of the Company as it determines; and

     - establish procedures for the handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

     The form of the Audit Committee Charter was adopted by the Board of Directors and is attached hereto as Annex A. The Audit Committee report for 2002 appears on page 24.

 COMPENSATION COMMITTEE

     The Compensation Committee presently consists of Messrs. Pruitt (Chairman), Bank, Carmichael and Fishman. The Compensation Committee's primary responsibilities are to:

     - review the compensation policies and practices of the Company and its subsidiaries, including incentive compensation plans and equity plans, and make recommendations to the Board of Directors with respect thereto;

     - review the recommendations of the Chief Executive Officer concerning the compensation of those officers of the Company and its subsidiaries with a title more senior than Vice President and of any consultants, agents and other persons to the extent that determinations with respect to their compensation are expressly delegated to the Committee, and make recommendations to the Board of Directors with respect thereto;

     - review and approve the corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluate the Chief Executive Officer's performance in light of those goals and objectives and set the Chief Executive Officer's compensation level based on such evaluation;

     - review the recommendation of the Chief Executive Officer concerning the aggregate amount available for the annual incentive bonus program each year, and make a recommendation to the Board of Directors with respect thereto; and

     - grant all awards under and oversee the administration of the 2002 Share Incentive Plan (the "Share Incentive Plan") and the Capital Accumulation Plan.

     The Compensation Committee report for 2002 appears on page 15.

 GOVERNANCE COMMITTEE

     The Governance Committee presently consists of Messrs. Carmichael (Chairman), Baldwin, Bank, Currie and Fishman. The Governance Committee's primary responsibilities are to:

     - develop a Board of Directors which is diverse in nature and provides management with experienced and seasoned advisors with an appropriate mix of skills in fields related to the current or future business directions of the Company;

     - identify, interview and screen individuals qualified to become members of the Board of Directors and committees thereof, and the Chief Executive Officer, for recommendation to the Board of Directors;

     - develop and recommend to the Board of Directors a set of corporate governance guidelines applicable to the Company addressing, among other matters determined by the Committee to be appropriate, director qualifications and responsibilities, director orientation and continuing education, management succession and the annual performance evaluation of the Board of Directors;

     - regularly review issues and developments relating to corporate governance and recommend to the Board of Directors proposed changes to the corporate governance guidelines from time to time as the Committee determines to be appropriate;

     - annually evaluate the overall effectiveness of the Board of Directors and the Chief Executive Officer and make recommendations to the Board of Directors with respect thereto as appropriate, provided that any determinations or recommendations relating to compensation are reserved for the Compensation Committee;

     - review periodically all committees of the Board of Directors and recommend to the Board of Directors changes, as appropriate, in the composition, responsibilities, charters and structure of the committees; and

     - recommend that the Board of Directors establish such special committees as may be necessary or appropriate to address ethical, legal or other matters that may arise.

     The Governance Committee currently does not consider nominees to the Board of Directors recommended by shareholders.

DIRECTOR COMPENSATION

     Currently, each director who is not an employee of the Company (other than Mr. Newman, whose compensation as Chairman of the Board is described below) receives an annual retainer of $25,000 and an additional $2,500 per meeting of the Board of Directors if the director attends in person, or an additional $1,000 per meeting if the director attends by telephone. Each committee chairman who is not an employee of the Company (other than Mr. Newman) receives an additional $5,000 per year, and each committee member who is not an employee of the Company receives $1,500 per meeting of any committee attended by such member.

     In light of the increase in duties and responsibilities of the directors occasioned by recent legislative initiatives related to corporate governance, commencing with the Annual Meeting and thereafter, each director who is not an employee of the Company (other than Mr. Newman) will receive an annual retainer of $35,000. The Chairman of the Audit Committee will also receive $20,000 per year, and each member of that committee who is not an employee of the Company will also receive $10,000 per year. The Chairman of each other committee of the Board of Directors (other than Mr. Newman) will receive $15,000 per year, and each member of those committees who is not an employee of the Company will receive $7,500 per year. Each Director who is not an employee of the Company (other than Mr. Newman) will also receive an additional $2,500 for attendance at each meeting of the Board and of any committee of which he is a member. In addition, under the Share Incentive Plan, each nonemployee director (other than Mr. Newman) will receive annually, on the date of the Annual General Meeting of Shareholders of the Company (beginning with the Annual Meeting), an option to purchase 5,000 Common Shares with an exercise price equal to the fair market value of the Common Shares on such date. This option will have a five-year term and will become exercisable on the first anniversary of the date of grant. Any Common Shares that become payable under an option award shall be paid from the shares previously authorized under the Share Incentive Plan, and shall be subject to the terms and conditions of such plan.

     Mr. Newman entered into a letter agreement with St. Paul, dated March 1, 2002 and amended June 14, 2002, pursuant to which he agreed to serve as Chairman of the Board of Directors of the Company. This agreement was assigned to and assumed by the Company upon completion of the Public Offering. As Chairman, Mr. Newman is entitled to receive an annual fee of $60,000, and a fee of $5,000 for each meeting of the Board of Directors that he attends (not to exceed $20,000 per year). Pursuant to the agreement, Mr. Newman received an option to purchase 975,000 Common Shares at $22.50 per Common Share (the offering price of the Common Shares in the Public Offering) effective upon completion of the Public Offering. This option has a term of ten years and is exercisable in three equal annual installments beginning November 1, 2003.

     Pursuant to the Share Unit Plan for Nonemployee Directors (the "Share Unit Plan"), 50% of all fees earned by a director who is not an employee of the Company or any of its affiliates (including retainer fees, meeting fees and committee fees) during each calendar quarter are automatically converted into that number of share units equal to the number of Common Shares which could have been purchased with such fees, based upon the closing price of the Common Shares on the last day of the calendar quarter. In addition to the 50% mandatory conversion, each nonemployee director may elect to have up to a total of 100% of his fees converted into share units, provided the election is made before the start of the calendar year in which the fees are earned. No Common Shares are actually purchased, but the value of the share units is dependent upon the market value of the Common Shares. A nonemployee director will receive distributions under the Share Unit Plan in respect of his share units, each such share unit valued at the then closing price of one Common Share, following the expiration of five calendar years following the year in which his fees were originally converted into share units, or following termination of his service on the

Board of Directors, if earlier. Each distribution under the Share Unit Plan will be made, at the discretion of the Board, either in cash or in Common Shares or some combination thereof. The Share Unit Plan provides that a total of 150,000 shares may be issued thereunder. As of August 1, 2003, the following non-employee directors had been credited with the following number of share units:
Mr. Newman: 1,312 share units; Mr. Bank: 778 share units; Mr. Carmichael: 755 share units; Mr. Pruitt: 736 share units; Mr. Baldwin: 704 share units; and Mr.
Currie: 189 share units.

     Under the Share Incentive Plan, a non-qualified option to purchase 25,000 Common Shares at $22.50 per Common Share (the offering price of the Common Shares in the Public Offering) was granted to each of the nonemployee directors (other than Mr. Newman) effective upon completion of the Public Offering. Each option has a ten-year term and is exercisable in three equal annual installments beginning November 1, 2003, except in the case of Mr. Currie, whose option is exercisable beginning May 13, 2004, the first anniversary of his election as a director.

 MR. NEWMAN'S CONSULTING AGREEMENT

     Mr. Newman entered into a letter agreement dated March 1, 2002 with St. Paul, which was assigned to and assumed by Platinum US upon completion of the Public Offering, pursuant to which he agreed to provide consulting services to Platinum US through February 28, 2005 (which date is automatically extended from year to year unless either party elects not to extend it). During the consulting term, Mr. Newman performs services as reasonably requested, including assisting with the establishment and development of Platinum US's reinsurance business, for which he receives an annual consulting fee of $270,000. Pursuant to this agreement, Mr. Newman received a one-time cash incentive payment of $100,000 from St. Paul and is eligible to receive for each year of the term of this consulting arrangement an annual incentive payment with a target of $440,000 and a maximum of 200% of the target incentive payment. The objectives for this incentive are determined by the Compensation Committee in consultation with Mr. Newman and are based on the value of Mr. Newman's contributions as a consultant to Platinum US. Mr. Newman assigned all of his right, title and interest in the consulting agreement to SHN Enterprises, Inc., which Mr. Newman established for estate planning purposes and of which he is the sole shareholder. For 2002, SHN Enterprises, Inc. or Mr. Newman received from the Company, St. Paul or St. Paul Re $45,000 in consulting fees and $650,000 in respect of incentive payments. If Mr. Newman's consulting agreement is terminated by Platinum US for cause (as defined in the agreement), he will receive no further payments or benefits under the consulting agreement other than amounts accrued prior to termination. Pursuant to the consulting agreement, during the time Mr. Newman serves as a consultant and for fifteen months thereafter, Mr. Newman is not permitted to be employed by, or to own, manage, operate or control, any entity which is primarily engaged in the reinsurance business, except that Mr. Newman is not prohibited from owning less than 5% of any publicly traded corporation. In addition, Mr. Newman has agreed, during the time he serves as a consultant and for two years thereafter, not to solicit any senior executive of the Company or Platinum US who served as such at the time of the termination of his consulting agreement. Mr. Newman would not be bound by either of these provisions if he is terminated without cause unless he receives a payment of $350,000 from Platinum US. Mr. Newman is also subject to certain confidentiality provisions under the consulting agreement.

SHARE OWNERSHIP GUIDELINES

     The Company has adopted share ownership guidelines requiring senior executives to accumulate and hold a meaningful level of share ownership in the Company, in order to align the interests of the Company's senior executives and the shareholders of the Company and to meet shareholder expectations that senior executives have a long-term commitment to share price performance. These guidelines apply to the Chief Executive Officer, Chief Underwriting Officer, Executive Vice Presidents and selected Senior Vice Presidents, as determined by the Compensation Committee. The level of share ownership for each executive under the guidelines is based on the executive's position with the Company, and will initially range from a minimum of 10,000 shares for Senior Vice Presidents to a minimum of 100,000 shares for the Chief Executive Officer. The Compensation Committee may adjust the levels from time to time. Until senior executives meet their ownership requirement, they must retain common shares representing a certain percentage of the after-tax gain from the exercise of options or the after-tax value of other share compensation awards. This percentage ranges from 50% for Senior and Executive Vice Presidents to 75% for the Chief Executive Officer. Shares owned outright by or for the benefit of the executive, as well as other vested share compensation awards, are counted toward fulfilling the share ownership requirement. Common shares that are subject to unexercised stock options or to unvested share compensation awards are not counted toward satisfaction of the guideline levels, but are subject to the retention percentage requirement upon exercise or payment.

INFORMATION CONCERNING EXECUTIVE OFFICERS

     Set forth below is biographical and other information regarding the Company's executive officers, including their principal occupations during the past five years.

Gregory E.A. Morrison.........
Age: 45
President and Chief Executive
Officer Mr. Morrison has been President and Chief Executive Officer of the Company since June 2003. Mr. Morrison was President and Chief Executive Officer of London Reinsurance Group Inc. ("LRG"), a Canadian reinsurance company that he founded, from 1989 until 1998 and again from September 2000 until May 2003. Mr. Morrison also served as the Chairman of LRG operating subsidiaries in the United States, Barbados and Ireland and as a member of the LRG board of directors. From January 1999 to June 2000, Mr. Morrison served as President of Unum Reinsurance, the reinsurance division of Unum Provident Corporation.

Michael D. Price..............
Age: 36
President and Chief
Underwriting
Officer of Platinum US           Mr. Price has been President and Chief
                                 Underwriting Officer of Platinum US since
                                 November 2002. Mr. Price was Chief Underwriting
                                 Officer of St. Paul Re from June 2002 until
                                 November 2002. Mr. Price served as Chief
                                 Operating Officer of Associated Aviation
                                 Underwriters Incorporated, a subsidiary of
                                 Global Aerospace Underwriting Managers Ltd.
                                 specializing in aerospace insurance, from March
                                 2001 through May 2002. From May 2000 to
                                 September 2000, Mr. Price was Chief
                                 Underwriting Officer at Swiss Re America
                                 Holding Corporation, a reinsurance holding company. He was Senior Vice President and Chief
                                 Underwriting Officer of Underwriters Re Group,
                                 Inc., a reinsurance holding company, from May
                                 1998 until May 2000.

William A. Robbie.............
Age: 52
Executive Vice President and
Chief
Financial Officer of the
Company Mr. Robbie has been Executive Vice President and Chief Financial Officer of the Company since November 2002. Mr. Robbie was Executive Vice President and Chief Financial Officer of St. Paul Re from August 2002 until November 2002. Prior thereto, Mr. Robbie held various positions with XL Capital Ltd. and its subsidiaries, including Executive Vice President -- Financial Services, Senior Vice President -- Treasurer, and Executive Vice President, Chief Financial Officer and Chief Administrative Officer.

Michael E. Lombardozzi........
Age: 41
Executive Vice President,
General
Counsel and Secretary of the
Company Mr. Lombardozzi has been Executive Vice President and General Counsel of the Company since September 2002 and has been Secretary of the Company since November 2002. Mr. Lombardozzi was Executive Vice President and General Counsel of St. Paul Re from August 2002 until November 2002. Mr. Lombardozzi was Senior Vice President -- Planning and Operations of W.R. Berkley Corporation, an insurance holding company, from December 2001 to July 2002, and Senior Vice

                                 President, Secretary and General Counsel of
                                 Orius Corp., a telecommunications
                                 infrastructure company, from January 2001 to September 2001. From January 1994 to January 2001, Mr. Lombardozzi was Senior Vice President, Secretary and General Counsel of Berkley Insurance Company.

Neal J. Schmidt...............
Age: 46
Executive Vice President and
Chief
Actuary of Platinum US           Mr. Schmidt has been Executive Vice President
                                 and Chief Actuary of Platinum US since November
                                 2002. Prior thereto, he was Executive Vice
                                 President and Chief Actuary of St. Paul Re.

EXECUTIVE COMPENSATION

     The following tables summarize compensation paid and certain information regarding options granted to the Chief Executive Officer and the four other most highly compensated executive officers of the Company serving as executive officers at the end of 2002. Jerome T. Fadden, the Company's former President and Chief Executive Officer, resigned from the Company effective May 31, 2003. Compensation appearing in the Summary Compensation Table for 2002 was paid by St. Paul Re prior to the date of the Public Offering (November 1, 2002) and by the Company thereafter.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                           ANNUAL COMPENSATION                  COMMON
                               -------------------------------------------      SHARES
NAME AND                                                   OTHER ANNUAL       UNDERLYING        ALL OTHER
PRINCIPAL POSITION       YEAR  SALARY($)    BONUS($)    COMPENSATION($)(2)    OPTIONS(#)    COMPENSATION($)(3)
------------------       ----  ---------   ----------   ------------------   ------------   ------------------
Jerome T. Fadden.......  2002  $407,885    $1,250,000        $40,000           975,000          $13,260(3)
  President and Chief
  Executive Officer of
  the Company(1)
Michael D. Price.......  2002  $250,027    $  450,000        $30,129           300,000          $ 1,365(4)
  President and Chief
  Underwriting Officer,
  Platinum US
William A. Robbie......  2002  $144,038    $  465,000        $30,000           150,000          $   975(4)
  Executive Vice
  President and Chief
  Financial Officer of
  the Company
Michael E.               2002  $144,038    $  465,000        $30,000           150,000          $ 4,475(3)
  Lombardozzi..........
  Executive Vice
  President, General
  Counsel and Secretary
  of the Company
Neal J. Schmidt........  2002  $317,211    $  450,000             --           150,000          $12,766(3)
  Executive Vice
  President and Chief
  Actuary, Platinum US

---------------

(1) Mr. Fadden's employment as the Company's President and Chief Executive Officer was terminated effective May 31, 2003. See "Arrangements with Former President and Chief Executive Officer" below.

(2) Other Annual Compensation for the year ended December 31, 2002 consists of housing expense reimbursement.

(3) These amounts consist of (i) for Messrs. Fadden and Schmidt, premiums paid on life insurance maintained by St. Paul in the amounts of $2,260 and $2,340, respectively, and employer contributions made by St. Paul pursuant to St. Paul's 401(k) plan in the amount of $8,000 each, and pursuant to St. Paul's Non-Qualified Executive Savings Plan in the amounts of $3,000 and $2,426, respectively; and (ii) for Mr. Lombardozzi, premiums paid on life insurance maintained by St. Paul in the amount of $975 and an employer contribution made by St. Paul pursuant to St. Paul's 401(k) plan in the amount of $3,500.

(4) Premiums paid on life insurance maintained by St. Paul.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE VALUE
                              NUMBER OF    PERCENT OF                                 AT ASSUMED ANNUAL RATES
                                COMMON       TOTAL      EXERCISE                       OF COMMON SHARE PRICE
                                SHARES      OPTIONS      PRICE                            APPRECIATION FOR
                              UNDERLYING   GRANTED TO    ($ PER                             OPTION TERM
                               OPTIONS     EMPLOYEES     COMMON       EXPIRATION     --------------------------
NAME                          GRANTED(#)    IN 2002      SHARE)          DATE            5%            10%
----                          ----------   ----------   --------   ----------------  -----------   ------------
Jerome T. Fadden............  975,000 (1)    29.98%      $22.50    May 31, 2008      $6,064,500    $13,396,500
Michael D. Price............  300,000 (2)     9.23%      $22.50    November 1, 2012  $4,245,000    $10,758,000
William A. Robbie...........  150,000 (3)     4.61%      $22.50    November 1, 2012  $2,112,500    $ 5,379,000
Michael E. Lombardozzi......  150,000 (3)     4.61%      $22.50    November 1, 2012  $2,112,500    $ 5,379,000
Neal J. Schmidt.............  150,000 (3)     4.61%      $22.50    November 1, 2012  $2,112,500    $ 5,379,000

---------------

(1) These options became exercisable in connection with the termination of Mr. Fadden's employment with the Company. See "Arrangements with Former President and Chief Executive Officer" below.

(2) These options are exercisable in three equal annual installments on November 1, 2003, November 1, 2004 and June 3, 2005, or immediately in the event of a change in control, total disability (as each term is defined in the Share Incentive Plan), or death.

(3) These options are exercisable in four equal annual installments beginning November 1, 2003, or immediately in the event of a change in control, total disability (as each term is defined in the Share Incentive Plan), or death.

      AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END 2002 OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                 OPTIONS AT               IN-THE-MONEY OPTIONS AT
                               SHARES                       DECEMBER 31, 2002(#)            DECEMBER 31, 2002($)
                             ACQUIRED ON      VALUE      ---------------------------   ------------------------------
NAME                         EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE(1)
----                         -----------   -----------   -----------   -------------   -----------   ----------------
Jerome T. Fadden...........       0             --            0           975,000(2)       $0           $3,363,750(2)
Michael D. Price...........       0             --            0           300,000           0            1,035,000
William A. Robbie..........       0             --            0           150,000           0              517,500
Michael E. Lombardozzi.....       0             --            0           150,000           0              517,500
Neal J. Schmidt............       0             --            0           150,000           0              517,500

---------------

(1) The value of unexercised in-the-money options at December 31, 2002 was calculated by subtracting the exercise price of in-the-money options from $25.95 per Common Share, which is the fair market value of one Common Share on December 31, 2002 based upon the average of the high and low prices on the New York Stock Exchange on such date.

(2) These options became exercisable in connection with the termination of Mr. Fadden's employment with the Company. See "Arrangements with Former President and Chief Executive Officer" below.

EMPLOYMENT ARRANGEMENTS

     Mr. Morrison entered into an employment agreement with the Company on June 20, 2003 for a three-year term that began June 1, 2003, subject to automatic one-year extensions thereafter unless either party elects not to extend it, pursuant to which he has agreed to serve as the President and Chief Executive Officer of the Company and Chief Executive Officer of Platinum Bermuda. Pursuant to the employment agreement, Mr. Morrison is entitled to receive a base annual salary of at least $650,000 and is eligible to receive for each year of his term an annual bonus with a target of 100% of base salary and a maximum of 200% of base salary. Mr. Morrison received a one-time cash sign-on bonus of $150,000 and he was paid $50,000 for his relocation to Bermuda. In addition, Mr. Morrison is entitled to reimbursement of up to a maximum of $25,000 per month for reasonable housing expenses, among other employee benefits and perquisites specified in the agreement. Pursuant to the employment agreement, Mr. Morrison received an option to purchase 400,000 Common Shares at $26.00 per Common Share (the closing price of the Common Shares on the New York Stock Exchange on the date prior to the date that the Board of Directors approved his employment agreement) under the Share Incentive Plan. In addition, Mr. Morrison agreed to purchase 20,000 Common Shares at a purchase price of $26.00 per Common Share within 60 days of the date of his employment agreement. Such purchase was made on July 30, 2003. If Mr. Morrison's employment is terminated by the Company without "cause" or by Mr. Morrison for "good reason" (each as defined in the employment agreement), he will receive monthly payments equal to one-twelfth of the sum of (i) his base salary and (ii) the greater of his current target bonus and his bonus for the preceding year for the lesser of 24 months or the number of full months remaining in the term of his employment, provided that this period shall not be less than twelve months. Mr. Morrison will be required to execute a release of claims in order to be entitled to this severance compensation. In addition, any vested and unexercised options to purchase Common Shares held by Mr. Morrison at the date of termination will remain exercisable for the greater of 45 days from such date or May 31, 2006, whichever is later. Any unvested options to purchase Common Shares and any unvested equity incentive awards held by Mr. Morrison at the date of such termination will be immediately forfeited. If Mr. Morrison's employment is terminated by Mr. Morrison other than for good reason, he will receive no further payments, compensation or benefits under the employment agreement (other than amounts accrued prior to termination), and all vested options will remain exercisable for 45 days after termination. Any unvested options to purchase Common Shares and any unvested equity incentive awards held by Mr. Morrison at the date of such termination will be immediately forfeited. If Mr. Morrison's employment is terminated by the Company for cause, he will receive no further payments, compensation or benefits under the employment agreement (other than amounts accrued prior to termination) and all vested and unvested options to purchase Common Shares and any other equity incentive awards held by Mr. Morrison at the date of such termination will be immediately forfeited. In the event his employment is terminated due to death or "disability" (as defined in the employment agreement), he will receive his base salary through the date of termination and an annual bonus (at target level) prorated through the date of termination and all outstanding options will immediately vest and remain exercisable (but not beyond their term) for one year. Pursuant to the employment agreement, during Mr. Morrison's employment and for fifteen months thereafter, Mr. Morrison is not permitted to be employed by, or to own, manage, operate or control, any entity which is primarily engaged in the reinsurance business, except that Mr. Morrison is not prohibited from owning less than 2% of any publicly traded corporation. Mr. Morrison is also subject to certain confidentiality and non-solicitation provisions under the employment agreement.

     Mr. Price entered into an employment agreement with St. Paul Re, which was assigned to and assumed by Platinum US upon completion of the Public Offering, for a three-year term that began June 3, 2002, pursuant to which he has agreed to serve as the President and Chief Underwriting Officer of Platinum US. Mr. Price is entitled to receive a minimum base annual salary of at least $500,000 and is eligible to receive for each year of his term a minimum annual bonus of 50% of his base salary. Pursuant to the employment agreement, Mr. Price received a one-time cash sign-on bonus of $100,000 from St. Paul Re and an option to purchase 300,000 Common Shares at $22.50 per Common Share, as more fully described in Note 2 to the table relating to option grants in the last fiscal year. Mr. Price received $30,129 for the reimbursement of his moving expenses in 2002. If Mr. Price's employment is terminated by

Platinum US without "cause" or by Mr. Price for "good reason" (each as defined in the employment agreement), he will receive a payment equal to any bonus payments to which he would have been entitled during the term of the employment agreement which have not been previously paid, 50% of his then current base salary and any base salary or other amounts accrued and owing through the date of termination, provided that Mr. Price executes a release of claims. If Mr. Price's employment is terminated by Platinum US for cause or by Mr. Price other than for good reason, he will receive no further payments, compensation or benefits under the employment agreement (other than amounts accrued prior to termination). Mr. Price is subject to certain confidentiality and non-solicitation provisions under the employment agreement.

     Mr. Robbie entered into an employment agreement with St. Paul Re, which was assigned to and assumed by the Company upon completion of the Public Offering, for a three-year term that began August 5, 2002, subject to automatic one-year renewal terms thereafter, pursuant to which he has agreed to serve as the Executive Vice President and Chief Financial Officer of the Company. Mr. Robbie is entitled to receive a base annual salary of at least $350,000, and he is eligible to receive for each year of his term a target annual bonus of 75% of his base salary, including a minimum annual bonus for 2002 of 50% of his base salary prorated for the period of his employment with St. Paul Re and the Company. Pursuant to the employment agreement, Mr. Robbie received a one-time cash sign-on bonus of $200,000 from St. Paul Re and an option to purchase 150,000 Common Shares at $22.50 per Common Share, as more fully described in
Note 3 to the table relating to option grants in the last fiscal year. Mr. Robbie is also entitled to the reimbursement of reasonable housing and living expenses (not exceeding $15,000 per month) relating to his residence in Bermuda; Mr. Robbie received reimbursement of $30,000 in respect of such expenses in 2002. If Mr. Robbie's employment is terminated by the Company without "cause" or by Mr. Robbie for "good reason" (each as defined in the employment agreement), he will receive a payment of $525,000 and any base salary or other amounts accrued or owing through the date of termination, provided that Mr. Robbie executes a release of claims. If Mr. Robbie's employment is terminated by the Company for cause or by Mr. Robbie other than for good reason, he will receive no further payments, compensation or benefits under the agreement (other than amounts accrued prior to termination). Mr. Robbie is subject to certain confidentiality and non-solicitation provisions under the employment agreement.

     Mr. Lombardozzi entered into an employment agreement with St. Paul Re, which was assigned to and assumed by the Company upon completion of the Public Offering, for a three-year term that began August 5, 2002, subject to automatic one-year renewal terms thereafter, pursuant to which he has agreed to serve as the Executive Vice President, General Counsel and Secretary of the Company. Mr. Lombardozzi is entitled to receive a base annual salary of at least $350,000, and he is eligible to receive for each year of his term a target annual bonus of 75% of his base salary and a minimum annual bonus of 50% of base salary for the 2003 and 2004 calendar years. Pursuant to the employment agreement, Mr. Lombardozzi received a one-time cash sign-on bonus of $275,000 from St. Paul Re and an option to purchase 150,000 Common Shares at $22.50 per Common Share, as more fully described in Note 3 to the table relating to option grants in the last fiscal year. Mr. Lombardozzi is also entitled to the reimbursement of reasonable housing and living expenses (not exceeding $15,000 per month) relating to his residence in Bermuda; Mr. Lombardozzi received reimbursement of $30,000 in respect of such expenses in 2002. If Mr. Lombardozzi's employment is terminated by the Company without "cause" or by Mr. Lombardozzi for "good reason" (each as defined in the employment agreement), he will receive a payment equal to the sum of one year's base salary and target bonus and any base salary or other amounts accrued or owing through the date of termination, provided that Mr. Lombardozzi executes a release of claims. If Mr. Lombardozzi's employment is terminated by the Company for cause or by Mr. Lombardozzi other than for good reason, he will receive no further payments, compensation or benefits under the agreement (other than amounts accrued prior to termination). Mr. Lombardozzi is subject to certain confidentiality and non-solicitation provisions under the employment agreement.

     Mr. Schmidt entered into a letter agreement with St. Paul Re, which was assigned to and assumed by Platinum US upon completion of the Public Offering. The letter agreement provides that Mr. Schmidt's base salary effective July 1, 2002 is $350,000 per year, and that, for 2002, he was eligible to receive an annual performance bonus in the target amount of 75% of base salary, with a minimum bonus of $175,000. In addition, Mr. Schmidt is eligible to receive no later than July 1, 2004 a retention bonus of $175,000 if he is "continuously employed" (as defined in the letter agreement) with St. Paul Re or a successor through such date. If Mr. Schmidt's employment is terminated other than for cause prior to such date, he is entitled to receive the retention bonus.

ARRANGEMENTS WITH FORMER PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Mr. Fadden entered into an employment agreement with St. Paul for a five-year term that began on March 4, 2002, subject to one-year renewal terms thereafter, pursuant to which he agreed to serve as the Company's President and Chief Executive Officer. Upon the completion of the Public Offering, St. Paul assigned all of its rights and obligations under the employment agreement to the Company. The employment agreement provided that Mr. Fadden would receive a base annual salary of at least $650,000 following the Public Offering. He was also eligible to receive a target annual bonus of 125% of base salary and a maximum annual bonus of 200% of the target bonus following the Public Offering, and a minimum annual bonus of 125% of his base annual salary for 2002. The objectives for Mr. Fadden's annual bonus were to be determined by the Compensation Committee, in consultation with Mr. Fadden. The employment agreement provided for the purchase and maintenance by Platinum of a term life insurance policy in the amount of $4 million payable to a beneficiary designated by Mr. Fadden. The agreement provided that Mr. Fadden was entitled to the reimbursement of reasonable Bermuda housing expenses, among other employee benefits and perquisites specified in the agreement. On June 1, 2002, Mr. Fadden received a sign-on bonus of $250,000 from St. Paul. Mr. Fadden also received an initial grant of options to purchase up to 100,000 shares of St. Paul common stock, which were subject to the terms of the St. Paul 1994 Stock Plan and which were to vest in four equal annual installments on the first four anniversaries of the date of grant. Upon completion of the Public Offering, Mr. Fadden forfeited such St. Paul stock options to the extent they were unvested and received options to purchase 975,000 Common Shares with an exercise price equal to the offering price of the Common Shares in the Public Offering. These options had a ten-year term and were to vest in equal annual installments on each of the first three anniversaries of the date of grant.

     Mr. Fadden's employment agreement provided that if his employment were terminated by the Company without "cause" or by Mr. Fadden for "good reason" (each as defined in the agreement), he would receive a payment equal to three times the sum of his base salary and the greater of his target bonus and his bonus for the preceding year, and any base salary or other amounts accrued or owing through the date of termination, provided that Mr. Fadden executed a release of claims, and up to three years of medical and dental coverage and immediate vesting of all outstanding options. In addition, all outstanding options would remain exercisable for the lesser of five years and the remainder of their term. If Mr. Fadden's employment were terminated by the Company for cause or by Mr. Fadden other than for good reason, he was to receive no further payments, compensation or benefits under the agreement (other than amounts accrued prior to termination of employment) and all vested options would remain exercisable for 30 days after termination. In the event his employment were terminated due to death or "disability" (as defined in the agreement), he was to receive his base salary through the date of termination and an annual bonus (at target level), prorated through the date of termination. In addition, all outstanding options would immediately vest and would remain exercisable (but not beyond their term) for three years, in the case of a disability termination, and one year, in the case of death. In the event Mr. Fadden's employment were terminated under circumstances described in the agreement within two years after a change in control of the Company, Mr. Fadden would be entitled to certain severance benefits. In the event Mr. Fadden were subject to excise tax on any severance payments made to him under the agreement, the Company would make a gross-up payment to compensate him for such tax liability. Mr. Fadden was subject to certain confidentiality, non-competition and non-solicitation provisions under the agreement.

     The Company entered into a Separation and Consulting Agreement with Mr. Fadden on May 13, 2003 following Mr. Fadden's resignation as President and Chief Executive Officer of the Company effective May 31, 2003. Under this agreement, Mr. Fadden agreed to provide consulting services to the Company relating to his previous responsibilities with the Company and the transition of these responsibilities to his successor through December 31, 2003. In consideration of the termination of and in accordance with his employment agreement, he received a payment of $4,950,000 and all base salary and other amounts accrued or owing through the date of termination. Under the Separation and Consulting Agreement, the Company also agreed to pay termination fees and lease payments in connection with Mr. Fadden's residence in Bermuda and relocation expenses and paid Mr. Fadden a total of $75,000 in respect thereof. The Separation and Consulting Agreement superceded all terms of Mr. Fadden's employment agreement, except that he continues to be bound by the terms of the confidentiality, non-competition and non-solicitation provisions under the employment agreement. In addition, pursuant to the terms of his Nonqualified Share Option Agreement, Mr. Fadden's options to purchase 975,000 Common Shares at $22.50 per share became fully vested and exercisable effective as of June 1, 2003. These options expire on May 31, 2008.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors is currently composed of the four directors whose names appear at the end of this report. The Compensation Committee reviews the compensation policies and practices of the Company and its subsidiaries and the recommendations of the Chief Executive Officer concerning the compensation of those officers of the Company and its subsidiaries with a title more senior than Vice President, and makes recommendations to the Board with respect thereto. The Compensation Committee also reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluates the Chief Executive Officer's performance in light of those goals and objectives and sets the Chief Executive Officer's compensation level based on such evaluation. The Compensation Committee grants awards under and oversees the administration of the Share Incentive Plan and the Capital Accumulation Plan in addition to reviewing the recommendation of the Chief Executive Officer concerning the aggregate amount available for the annual incentive bonus program and making a recommendation to the Board with respect thereto. The Compensation Committee has retained the services of a nationally recognized compensation consulting firm to assist it in its responsibilities and to advise management on compensation issues.

     The goals of the Company's executive officer compensation policies are to attract, retain and motivate highly-qualified personnel and to reward achievement of specified financial performance objectives and enhancement of shareholder value. In particular, compensation is based on the level of job responsibility, individual performance and Company performance. As employees progress to higher levels in the organization, an increasing proportion of their total compensation is linked to Company performance. Compensation levels also reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, the Company must remain competitive with the pay of other premier employers who compete with the Company for like talent. To assure that the interests of employees and shareholders are aligned, equity ownership is a significant component of the Company's compensation program. The Compensation Committee believes that the Company's compensation program fosters the long-term focus required for success in the Company's industry.

     The Company's compensation program for its executive officers consists primarily of base salary, annual incentive compensation and options to purchase Common Shares, and is designed to align the interests of the executive officers and shareholders of the Company and to reward profitable underwriting results and growth.

     Prior to the Public Offering, employment or other agreements were entered into by St. Paul or St. Paul Re with each of the executive officers of the Company to ensure the continued retention of these key employees pending the successful completion of the Public Offering and the concurrent transfer of

St. Paul's 2002 reinsurance business to the Company. These agreements were assigned to the Company or one of its subsidiaries upon completion of the Public Offering.

BASE SALARIES

     Base salaries for 2002 for all executive officers of the Company were determined pursuant to employment or other agreements between each executive officer and St. Paul or St. Paul Re, which agreements were assigned to the Company upon the completion of the Public Offering, as more fully described above under "Employment Arrangements."

ANNUAL INCENTIVE COMPENSATION

     The Company's executive officers are eligible to receive annual bonuses designed to reward achievement of shorter-term corporate and individual goals.

     The employment or other agreements for each of the executive officers of the Company specified certain minimum or target bonus opportunities for 2002. Final bonuses for executive officers were based on the successful completion of the Public Offering, the Company's solid financial results for the remainder of 2002, the recruitment of a new management team and the implementation of new underwriting standards, among other factors, and ranged from 128% to 174% of the target bonus opportunities.

OPTIONS

     The Share Incentive Plan provides that the Compensation Committee has the authority in its discretion to grant awards thereunder in the form of options to purchase Common Shares, restricted Common Shares, share appreciation rights or share units. To date, all awards have been granted in the form of options to purchase Common Shares. The Compensation Committee believes that options provide a direct correlation between the interests of shareholders and executive officers because options have value only if the market price of the Common Shares increases over time. Options ensure that employees are oriented to growth over the long term.

     In 2002, each of the executive officers received options effective upon the completion of the Public Offering with an exercise price equal to the offering price of the Common Shares in the Public Offering. The number of shares subject to the options granted to each executive officer was based upon his level of job responsibility and, in certain cases, was set forth in such executive officer's employment agreement as described under the heading "Employment Arrangements" above.

CHIEF EXECUTIVE OFFICER COMPENSATION

     As the Company's former Chief Executive Officer, Mr. Fadden was compensated pursuant to an employment agreement entered into with St. Paul in March 2002 and amended in June 2002, which was assigned to the Company upon completion of the Public Offering. Mr. Fadden's employment agreement provided for an annual base salary of at least $650,000 and an annual bonus for each year of his term, with a target of 125% of base salary and a maximum of 200% of the target bonus. For 2002, the Compensation Committee awarded Mr. Fadden a bonus of $1 million payable in cash. (This is in addition to a one-time cash sign-on bonus of $250,000 paid by St. Paul Re in June 2002.) In determining the amount of Mr. Fadden's bonus, the Compensation Committee took into account the successful completion of the Public Offering and the Company's solid financial results for the remainder of 2002, including net income of $6.4 million and a combined ratio of 91.6%. The Compensation Committee also awarded Mr. Fadden options, effective upon the completion of the Public Offering, to purchase 975,000 Common Shares at an exercise price equal to the offering price of the Common Shares in the Public Offering. This award was made in June 2002 to provide an incentive to successfully complete the Public Offering in a challenging stock market environment. Mr. Fadden's employment as the Company's President and Chief Executive Officer was terminated effective May 31, 2003 and, in connection therewith, the Company and Mr. Fadden entered into a Separation and Consulting Agreement which is described under the heading "Arrangements with Former President and Chief Executive Officer" above.

INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Code imposes a limitation of $1 million per year on the corporate income tax deduction for compensation paid to the Company's named executive officers that would otherwise be deductible by Platinum US. Among other exceptions, the deduction limit does not apply to compensation that meets the specified requirements for "performance-based compensation."

     The Company's share option program is designed to meet the requirements for performance-based compensation. The Compensation Committee currently intends to structure the Company's other incentive compensation programs taking into consideration the requirements of Section 162(m). Towards that end, the Company is proposing that shareholders approve the 162(m) Performance Incentive Plan to comply with Section 162(m). See "Proposal 4 -- Approval of 162(m) Performance Incentive Plan" below. However, the deductibility of compensation is only one factor that the committee expects to consider in assessing whether a particular arrangement is appropriate given the goal of motivating executives to achieve corporate objectives and increase shareholder value.

                                          Peter T. Pruitt, Chairman
                                          Jonathan F. Bank
                                          Dan R. Carmichael
                                          Jay S. Fishman

     The foregoing Report of the Compensation Committee shall not be deemed to be "soliciting material" or "filed" with the SEC or incorporated by reference in any previous or future document filed by the Company with the SEC under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent that the Company specifically incorporates such Report by reference in any such document.

                               PERFORMANCE GRAPH

     The Company commenced operations on November 1, 2002 upon completion of the Public Offering. The graph below compares cumulative total return on the Common Shares during the two months following the completion of the Public Offering with the cumulative total return, including reinvestment of dividends, on the Standard & Poor's ("S&P") 500 Composite Stock Price Index (the "S&P 500 Index") and the S&P Property-Casualty Industry Group Stock Price Index (the "S&P Property-Casualty Index"), assuming $100 was invested on November 1, 2002. The graph shows the value at the end of each month of $100 invested in the Common Shares, the S&P 500 Index, and the S&P Property-Casualty Index as measured by the last sale price on the last trading day of each month during the period commencing November 1, 2002 and ending December 31, 2002.

                              [Performance Graph]

                                               NOVEMBER 1, 2002   NOVEMBER 30, 2002   DECEMBER 31, 2002
                                               ----------------   -----------------   -----------------
The Company..................................      $100.00             $103.01             $105.61
S&P 500 Index................................      $100.00             $104.09             $ 97.98
S&P Property-Casualty Index..................      $100.00             $104.79             $ 96.57

     The foregoing Performance Graph shall not be deemed to be "soliciting material" or "filed" with the SEC or incorporated by reference in any previous or future document filed by the Company with the SEC under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such Performance Graph by reference in any such document.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to the beneficial ownership of Common Shares as of August 1, 2003 of those persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common
Shares:

                                                             AMOUNT AND NATURE
                                                               OF BENEFICIAL     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                             OWNERSHIP       OF CLASS
------------------------------------                         -----------------   --------
The St. Paul Companies, Inc. ..............................     12,000,000(1)     27.90
  385 Washington Street
  St. Paul, MN 55102
RenaissanceRe Holdings Ltd. ...............................      6,460,000(2)     15.02
  Renaissance House
  8-12 East Broadway
  Pembroke HM 19
  Bermuda
Artisan Partners Limited Partnership.......................      2,257,500(3)      5.25
  1000 North Water Street, #1770
  Milwaukee, WI 53202

---------------

(1) According to a Schedule 13D statement filed by St. Paul on November 7, 2002, these Common Shares consist of 6,000,000 Common Shares owned by wholly owned subsidiaries of St. Paul and options to acquire 6,000,000 Common Shares held by St. Paul and one of its wholly owned subsidiaries. St. Paul reported having sole voting power over the 6,000,000 owned Common Shares and sole dispositive power over the 6,000,000 owned Common Shares and the 6,000,000 Common Shares issuable upon exercise of options. St. Paul reported that its voting power with respect to the 6,000,000 owned Common Shares, which represent approximately 14.0% of the outstanding Common Shares, is limited to 9.9% of the voting power of the outstanding Common Shares pursuant to a limitation on voting rights in the Company's Bye-laws.

(2) In a Schedule 13G statement filed by RenaissanceRe on November 4, 2002, RenaissanceRe reported having sole voting power and sole dispositive power over 6,460,000 Common Shares, which includes 2,500,000 Common Shares issuable to RenaissanceRe upon exercise of options. RenaissanceRe also reported that its voting power with respect to the Common Shares owned by it is limited to 9.9% of the voting power of the outstanding Common Shares pursuant to a limitation on voting rights in the Company's Bye-laws.

(3) In a Schedule 13G statement filed on January 31, 2003, Artisan Partners Limited Partnership ("Artisan Partners"), Artisan Investment Corporation (the general partner of Artisan Partners) and Andrew A. Ziegler and Carlene Murphy Ziegler (the principal stockholders of Artisan Investment Corporation) reported having shared voting power and shared dispositive power over 2,257,500 Common Shares of the Company, which were acquired on behalf of discretionary clients of Artisan Partners, and indicated that persons other than Artisan Partners are entitled to receive all dividends paid on, and all proceeds from the sale of, those Common Shares.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of the Common Shares as of August 1, 2003 of each of the directors and executive officers. Except as otherwise indicated, each of these persons had sole voting power and sole dispositive power with respect to the Common Shares beneficially owned by him.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL     PERCENT
NAME OF BENEFICIAL OWNER                                          OWNERSHIP       OF CLASS
------------------------                                      -----------------   --------
Steven H. Newman............................................       80,000(1)         *
Gregory E.A. Morrison.......................................       21,000            *
H. Furlong Baldwin..........................................        5,000(1)         *
Jonathan F. Bank............................................        2,000(1)         *
Dan R. Carmichael...........................................        2,500(1)         *
Neill A. Currie.............................................       10,000(1)         *
Jay S. Fishman..............................................        8,000(2)         *
Peter T. Pruitt.............................................        2,000(1)         *
Michael D. Price............................................        1,000            *
William A. Robbie...........................................        3,000            *
Michael E. Lombardozzi......................................        5,000            *
Neal J. Schmidt.............................................        9,000            *
All directors and executive officers as a group (12
  persons)..................................................      148,500            *

---------------

 *  Represents less than 1% of the outstanding Common Shares.

(1) Does not include share units. Under the Share Unit Plan, 50% of all fees earned by a director who is not an employee of the Company or any of its affiliates (including retainer fees, meeting fees and committee fees) during each calendar quarter are automatically converted into that number of share units equal to the number of Common Shares which could have been purchased with such fees, based upon the closing price of the Common Shares on the last day of the calendar quarter, as more fully described under "Director Compensation." As of August 1, 2003, the following non-employee directors had been credited with the following number of share units: Mr. Newman:
    1,312 share units; Mr. Bank: 778 share units; Mr. Carmichael: 755 share units; Mr. Pruitt: 736 share units; Mr. Baldwin: 704 share units; and Mr.
    Currie: 189 share units.

(2) Mr. Fishman is Chairman, Chief Executive Officer and President of St. Paul, which is the beneficial owner of 6,000,000 Common Shares and a currently exercisable option to acquire 6,000,000 Common Shares, as more fully described below under "Related Party Transactions." Mr. Fishman disclaims beneficial ownership of these Common Shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the Exchange Act, the Company's directors and executive officers and any persons holding more than 10% of the Common Shares are required to report their initial ownership of Common Shares and any subsequent changes in that ownership to the SEC. Specific filing dates for these reports have been established by the SEC, and the Company is required to disclose in this proxy statement any failure by such persons to file these reports in a timely manner during the 2002 fiscal year. The Company has determined that no person who at any time during 2002 was a director, executive officer or holder of more than 10% of the Common Shares failed to file on a timely basis reports required by the Exchange Act during 2002. This determination was based solely upon the review by the Company of Forms 3, 4 and 5, and written representations that no Forms 5 were required to be submitted to the Company during or with respect to 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Pruitt, Bank, Carmichael and Fishman currently serve on the Compensation Committee of the Board of Directors of the Company. Mr. Fishman is Chairman, Chief Executive Officer and President of St. Paul, which, as of August 1, 2003, beneficially owned 27.9% of the outstanding Common Shares of the Company (the voting power of which is limited to 9.9% of the voting power of the outstanding Common Shares pursuant to the Company's Bye-laws) and has entered into various agreements with the Company, as described below under "Related Party Transactions."

RELATED PARTY TRANSACTIONS

  TRANSACTIONS WITH ST. PAUL AND ITS SUBSIDIARIES

     Concurrently with the completion of the Public Offering on November 1, 2002, the Company issued 6,000,000 Common Shares (or 14% of the outstanding Common Shares) to St. Paul in a private placement pursuant to a Formation and Separation Agreement dated as of October 28, 2002 between the Company and St. Paul (the "Formation Agreement"). The voting power of these Common Shares is limited to 9.9% of the voting power of the outstanding Common Shares, pursuant to the Bye-laws of the Company. St. Paul also received an option to purchase up to 6,000,000 additional Common Shares at any time during the ten years following the Public Offering at a price of $27.00 per share (the "St. Paul Option"). In return for the Common Shares and the St. Paul Option, St. Paul contributed to the Company cash in the amount of $122 million and substantially all of the 2002 reinsurance business and related assets of St. Paul Re, including all of the outstanding capital stock of Platinum US. Among the fixed assets transferred were furniture, equipment, systems and software, and the intangible assets included broker lists, contract renewal rights and licenses. In addition, St. Paul has an obligation to reimburse the Company for up to $4.5 million for certain expenses in connection with the Company's first year of operations. The Formation Agreement contains provisions regarding indemnification of each of St. Paul and the Company by the other, restrictions on St. Paul regarding competition with the Company and the transfer or acquisition of Common Shares in certain circumstances, and requirements relating to pre-emptive rights and participation in Common Share buy-back programs. The Formation Agreement provided that the Company and its subsidiaries enter into several agreements with St. Paul and its subsidiaries, as described below.

     The Company entered into a registration rights agreement with St. Paul as of November 1, 2002, pursuant to which St. Paul has the right to require the Company, subject to certain specified exceptions, on four occasions to register under the Securities Act, any Common Shares owned by St. Paul or its affiliates for sale in a public offering beginning as of November 1, 2003, unless the Company consents to an earlier date. Pursuant to this agreement, the Company has also agreed to use its reasonable best efforts to enable St. Paul from and after the third anniversary of the completion of the Public Offering to distribute the Common Shares it beneficially owns in an offering on a continuous or delayed basis pursuant to a registration statement under the 1933 Act. After November 1, 2006, St. Paul will have the right to an additional two demand registrations if St. Paul beneficially owns more than 9.9% of the Common Shares then outstanding. Each demand must include a number of Common Shares with a market value equal to at least $50 million, except that this limitation will not apply to St. Paul's last demand registration.

     Certain subsidiaries of the Company entered into several quota share retrocession agreements with subsidiaries of St. Paul, pursuant to which St. Paul's subsidiaries transferred the liabilities, related assets and rights and risks under substantially all of the reinsurance contracts entered into by St. Paul's subsidiaries on or after January 1, 2002, excluding certain liabilities relating to the flooding in Europe in August 2002, named storms in existence at the time of the completion of the Public Offering, and business underwritten in London for certain financial services companies (the "Quota Share Retrocession Agreements"). These agreements provided for the transfer to subsidiaries of the Company of cash and other assets aggregating approximately $485,687,000, which represents substantially all of the existing 2002 underwriting year loss reserves, excluding certain liabilities retained by St. Paul, allocated loss adjustment expense reserves, other reserves related to non-traditional reinsurance treaties, unearned premium reserves

(subject to agreed upon adjustments) and other related reserves, which relate to contracts entered into on and after January 1, 2002, as of the date of the transfer and 100% of future premiums (less any ceding commission under the Quota Share Retrocession Agreements) associated with the transferred reinsurance contracts relating to periods after the date of the transfer. Trusts have been established and funded to secure Platinum US's reinsurance obligations to St. Paul's subsidiaries.

     Platinum US and St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of St. Paul ("St. Paul Fire and Marine"), entered into a US Underwriting Management Agreement dated as of November 1, 2002, pursuant to which Platinum US has the right for a period of one year following completion of the Public Offering to underwrite specified reinsurance business on behalf of St. Paul Fire and Marine in cases where Platinum US has been unable to underwrite that business because it has not obtained a necessary regulatory license or approval to do so, or Platinum US has not yet been approved as a reinsurer by the cedent. Such business will be reinsured pursuant to the Quota Share Retrocession Agreements. In addition, Platinum US has authority to write renewals of certain non-traditional reinsurance contracts for a period of three years on behalf of St. Paul Fire and Marine or Mountain Ridge Insurance Company, a wholly owned subsidiary of St. Paul. Platinum US bears all the expenses incurred in underwriting and administering traditional and non-traditional business that it reinsures. St. Paul Fire and Marine is required to pay the direct and reasonable indirect costs of non-traditional business not reinsured by Platinum US. Platinum UK and St. Paul Reinsurance Company Limited ("St. Paul Re UK") entered into a similar agreement dated as of November 1, 2002 providing Platinum UK with substantially the same rights to underwrite business on behalf of St. Paul UK.

     In addition, St. Paul Re UK, St. Paul Management Limited and Platinum UK entered into a UK Business Transfer Agreement under which Platinum UK acquired the reinsurance business of St. Paul Re UK, together with the associated customer lists and goodwill (other than the assumption of liability for, or the management of, existing reinsurance contracts entered into by St. Paul Re UK on or prior to November 1, 2002). Platinum UK is entitled to write reinsurance business for its own account and benefit in succession to St. Paul Re UK. In consideration for the transfer, a portion of the St. Paul Option, covering 894,260 Common Shares with an aggregate exercise price of $8,119,881, was allocated to St. Paul Re UK. Pursuant to the agreement, St. Paul Re UK reimbursed Platinum UK for a prorated portion of the 2002 annual bonuses of eligible employees of Platinum UK who would have been eligible to receive bonuses from St. Paul Re UK in the amount of approximately $699,128.

     The Company and Platinum UK entered into Master Services Agreements with St. Paul and St. Paul Re UK pursuant to which St. Paul and its subsidiaries provide certain services, including accounting, payroll administration, human resources management and systems support, at cost until the Company and Platinum UK deem it no longer necessary. The Company's Master Services Agreement, which originally was scheduled to terminate on June 30, 2003, was amended by the parties to extend until June 30, 2004 with respect to certain services. The Company and Platinum UK are required to pay St. Paul and St. Paul Re UK a total of $147,025 for services provided in 2002 under the Master Services Agreements. The Company and Platinum UK also entered into Run-off Services Agreements with St. Paul and St. Paul Re UK, pursuant to which the Company and Platinum UK, for a period of up to two years following completion of the Public Offering, provide St. Paul and St. Paul Re UK with specified services at cost in administering the run-off of certain reinsurance contracts. St. Paul and St. Paul Re UK paid the Company and Platinum UK approximately $366,125 for services provided in 2002 under the Run-off Services Agreements.

     Pursuant to the Employee Benefits and Compensation Matters Agreement, St. Paul transferred certain of its employees to the Company. The agreement provides for the allocation of assets and liabilities and certain other agreements with respect to employee compensation and benefit plans. In addition, St. Paul is required to reimburse the Company in the amount of $4,328,676, representing a prorated portion of the 2002 annual bonuses of eligible employees of Platinum US and Platinum Bermuda who would have been eligible to receive bonuses from St. Paul. The agreement also provides that St. Paul shall reimburse the Company for severance payments made pursuant to the terms of the St. Paul Enhanced Severance Program to employees transferred from St. Paul who were terminated within 90 days following completion of the Public Offering. St. Paul is required to pay the Company $898,880 in respect of those severance payments. In addition, the agreement provides that St. Paul will reimburse the Company pro rata for any retention bonuses that are paid to certain employees of the Company.

     The Company was granted a royalty-free, limited, non-sublicensable (except to the Company's operating subsidiaries), non-transferable, exclusive license to use certain St. Paul trademarks and service marks in connection with the Company's reinsurance business until November 1, 2003 pursuant to the Transitional Trademark License Agreement.

     The Company entered into sublease agreements with St. Paul or one of its subsidiaries under which subsidiaries of the Company sublease office space in New York and London at a rate equivalent to St. Paul's cost. A total of $532,045 was paid under those agreements for 2002.

  TRANSACTIONS WITH RENAISSANCERE

     Concurrently with the completion of the Public Offering, the Company sold 3,960,000 Common Shares (or 9% of the outstanding Common Shares) to RenaissanceRe at a price of $22.50 per share less the underwriting discount (the "RenaissanceRe Investment") in a private placement pursuant to the Investment Agreement. In addition, RenaissanceRe received an option to purchase up to 2,500,000 additional Common Shares at any time during the ten years following the Public Offering at a purchase price of $27.00 per share. The Investment Agreement provides that, for so long as RenaissanceRe beneficially owns Common Shares representing at least 62.5% of the Common Shares purchased pursuant to the Investment Agreement, one qualified person designated by RenaissanceRe, who is reasonably acceptable to the Company, but not an officer, director or employee of RenaissanceRe or any of its subsidiaries, will be nominated by the Company for election as a director of the Company at each shareholder meeting at which directors are elected and the Company shall use commercially reasonable efforts to cause this director's appointment to the Executive Committee and, subject to applicable law, rules or regulations, the Governance Committee of the Board of Directors of the Company. The Investment Agreement also provides that, for so long as RenaissanceRe beneficially owns Common Shares representing at least 62.5% of the Common Shares purchased pursuant to the Investment Agreement, RenaissanceRe will have the right to designate a representative to attend (but not to vote at) meetings of the Board of Directors and to receive notices, agendas, minutes and all other materials distributed to participants at such meetings.

     The Company and RenaissanceRe entered into a Transfer Restrictions, Registration Rights and Standstill Agreement as of November 1, 2002, pursuant to which, prior to November 1, 2003, RenaissanceRe may not transfer any interest in the Common Shares it purchased pursuant to the Investment Agreement except under certain conditions. Under this agreement, RenaissanceRe will have the right to require the Company, subject to certain specified exceptions, on four occasions to register under the 1933 Act any Common Shares owned by RenaissanceRe or its affiliates for sale in a public offering beginning as of November 1, 2003 unless the Company consents to an earlier date. The Company has also agreed to use its reasonable best efforts to enable RenaissanceRe, from and after the third anniversary of the completion of the Public Offering, to distribute the Common Shares it beneficially owns in an offering on a continuous or delayed basis pursuant to a registration statement under the 1933 Act. After November 1, 2006, RenaissanceRe will have the right to an additional two demand registrations if RenaissanceRe beneficially owns more than 9.9% of the Common Shares then outstanding. Each demand must include a number of Common Shares with a market value equal to at least $50 million, except that this limitation will not apply to RenaissanceRe's last demand registration. This agreement also contains provisions regarding indemnification of each of RenaissanceRe and the Company by the other, restrictions on RenaissanceRe regarding the acquisition of Common Shares in certain circumstances, and requirements relating to pre-emptive rights and participation in Common Share buy-back programs.

     The Company entered into a five-year Services and Capacity Reservation Agreement with RenaissanceRe, effective October 1, 2002, pursuant to which RenaissanceRe provides services to the subsidiaries of the Company in connection with its property catastrophe book of business. At the Company's request, RenaissanceRe will analyze the Company's property catastrophe treaties and contracts and will assist the Company in measuring risk and managing the Company's aggregate catastrophe exposures. Based upon such analysis, RenaissanceRe will furnish quotations at the Company's request for rates for non-marine non-finite property catastrophe retrocessional coverage with aggregate limits up to $100 million annually, either on an excess-of-loss or proportional basis. The Company and RenaissanceRe may then enter into retrocessional agreements on the basis of the quotations. The fee for the coverage commitment and the services provided by RenaissanceRe under this agreement is $4 million at inception and at each anniversary, adjusted to 3.5% of the Company's gross written non-marine non-finite property catastrophe premium for the previous annual period, if such amount is greater than $4 million. Either party may terminate this agreement if the other is deemed impaired or insolvent by applicable regulatory or judicial authorities or is the subject of conservation, rehabilitation, liquidation, bankruptcy or similar insolvency proceedings. The Company paid a total of $4 million to RenaissanceRe pursuant to this agreement for 2002.

     Platinum Bermuda entered into a Referral Agreement with Renaissance Underwriting Managers Ltd. ("RUM"), a subsidiary of RenaissanceRe, effective November 1, 2002 (the "Referral Agreement"), pursuant to which RUM provides referrals of treaty and facultative reinsurance contracts to Platinum Bermuda (the "Referred Contracts"). Under the Referral Agreement, Platinum Bermuda has the opportunity to quote on Referred Contracts that would not otherwise be presented to Platinum Bermuda in the normal course. Under the Referral Agreement, Platinum Bermuda pays RUM an annual finder's fee and, in certain circumstances, a profit commission for Referred Contracts actually bound by Platinum Bermuda in accordance with formulas set forth in the Referral Agreement. Under the Referral Agreement, RUM may elect, at the time it refers a Referred Contract, to cause Platinum Bermuda to retrocede up to 30% of such Referred Contract actually bound by Platinum Bermuda (the "RenRe Retro Share"). The finder's fee and any profit commission due to RUM under the Referral Agreement is reduced by the amount of the RenRe Retro Share. The RenRe Retro Share may be subject to an aggregate loss ratio cap that will limit the maximum liability of RenaissanceRe to 225% of Gross Premium Written (as defined in the Referral Agreement) for each annual period. The Referral Agreement expires on October 31, 2007. No amounts were paid to RUM under the Referral Agreement in 2002. Subject to the approval of the Maryland Insurance Administration, Platinum US intends to enter into a similar agreement with RUM.

 OTHER TRANSACTIONS

     The Company is a party to an investment management agreement with Alliance Capital Management L.P. ("Alliance"), pursuant to which Alliance provides investment advisory services to the Company. The Company pays a fee to Alliance for these services based on the amount of the Company's assets managed by Alliance. A total of $208,709 is payable to Alliance for investment advisory services provided in 2002. Holly Price, a Senior Vice President at AllianceBernstein Institutional Investment Management, a unit of Alliance, is the wife of Michael Price, the President and Chief Underwriting Officer of Platinum US.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is currently composed of the three directors whose names appear at the end of this report. The members are independent as defined in the New York Stock Exchange's listing standards, which provide, among other things, that directors shall have no relationship with the Company that may interfere with the exercise of their independence from management and the Company. The Board of Directors has determined that the members of the Audit Committee also meet the qualifications set forth in the New York Stock Exchange's listing standards regarding financial literacy and accounting or related financial management expertise.

     The Audit Committee is responsible for, among other things, reviewing with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K, reviewing with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications With Audit Committees," as amended by Statement on Audit Standards No. 90, "Audit Committee Communications" ("SAS No. 61") and recommending whether the audited financial statements should be included in the Company's Annual Report on

Form 10-K. The Company's management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

     In this context, the Audit Committee has reviewed and discussed the Company's audited financial statements as of December 31, 2002 and for the period from April 19, 2002 to December 31, 2002 with management and KPMG LLP, the Company's independent auditors, and the Audit Committee has discussed with KPMG LLP the matters required to be discussed by SAS No. 61, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the disclosures in the financial statements.

     KPMG LLP reported to the Audit Committee regarding the critical accounting policies and practices used in the preparation of the audited financial statements as of December 31, 2002 and for the period from April 19, 2002 to December 31, 2002; any alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and the treatment preferred by KPMG LLP; and any material written communications between KPMG LLP and management.

     KPMG LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as adopted by the Independence Standards Board, and the Audit Committee discussed with KPMG LLP its independence. When considering KPMG LLP's independence, the Audit Committee considered, among other matters, whether KPMG LLP's provision of non-audit services to the Company is compatible with maintaining the independence of KPMG LLP.

     Based on the reviews and discussions with management and KPMG LLP referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements as of December 31, 2002 and for the fiscal year then ended be included in the Company's Annual Report on Form 10-K for such fiscal year. The Audit Committee also recommended to the Board of Directors that KPMG LLP be selected as independent auditors of the Company for the year 2003, subject to shareholder ratification as required by Bermuda law.

                                          H. Furlong Baldwin, Chairman
                                          Jonathan F. Bank
                                          Dan R. Carmichael

     The foregoing Report of the Audit Committee shall not be deemed to be "soliciting material" or "filed" with the SEC or incorporated by reference in any previous or future document filed by the Company with the SEC under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such Report by reference in any such document.

              PROPOSAL 2 -- ELECTION OF PLATINUM BERMUDA DIRECTORS

     Pursuant to the Company's Bye-Laws, when any matter is required to be submitted to a vote of the shareholders of any direct or indirect non-U.S. subsidiary of the Company, the Company is required to submit a proposal relating to such matter to the shareholders of the Company, and the Company shall then vote or cause to be voted all the shares of such subsidiary owned by the Company in accordance with or proportional to the vote of its shareholders. Accordingly, the shareholders of the Company are being asked to consider the following proposal.

     The Board of Directors of Platinum Bermuda currently consists of three directors: Gregory E.A. Morrison, Michael D. Price and William A. Robbie. Messrs. Price and Robbie were appointed directors in November 2002 to fill vacancies on the Platinum Bermuda Board. Mr. Morrison was appointed director in June 2003 to fill the vacancy created when Mr. Fadden, Platinum Bermuda's former Chairman and Chief Executive Officer, resigned as director of Platinum Bermuda in May 2003. The terms of office of each of the current directors will expire at the next annual general meeting of Platinum Bermuda, which will be held on the date of the Annual Meeting. Each of the current directors has been nominated by the Board of Directors of Platinum Bermuda for election as a director at the Annual Meeting to serve until the next annual general meeting of Platinum Bermuda.

     Set forth below is biographical and other information regarding the nominees for election as directors of Platinum Bermuda, including their principal occupations during the past five years.

Gregory E.A. Morrison.........
Age: 45
Director of Platinum
Bermuda since 2003               Mr. Morrison has been President and Chief
                                 Executive Officer of the Company since June
                                 2003. Mr. Morrison was President and Chief
                                 Executive Officer of London Reinsurance Group
                                 Inc. ("LRG"), a Canadian reinsurance company that he founded, from 1989 until 1998 and again from September 2000 until May 2003. Mr.
                                 Morrison also served as the Chairman of LRG operating subsidiaries in the United States, Barbados and Ireland and as a member of the LRG board of directors. From January 1999 to June
                                 2000, Mr. Morrison served as President of Unum
                                 Reinsurance, the reinsurance division of Unum
                                 Provident Corporation.

Michael D. Price..............
Age: 36
Director of Platinum
Bermuda since 2002               Mr. Price has been President and Chief
                                 Underwriting Officer of Platinum US since
                                 November 2002. Mr. Price was Chief Underwriting
                                 Officer of St. Paul Re from June 2002 until
                                 November 2002. Mr. Price served as Chief
                                 Operating Officer of Associated Aviation
                                 Underwriters Incorporated, a subsidiary of
                                 Global Aerospace Underwriting Managers Ltd.
                                 specializing in aerospace insurance, from March
                                 2001 through May 2002. From May 2000 to
                                 September 2000, Mr. Price was Chief
                                 Underwriting Officer at Swiss Re America
                                 Holding Corporation, a reinsurance holding company. He was Senior Vice President and Chief
                                 Underwriting Officer of Underwriters Re Group,
                                 Inc., a reinsurance holding company, from May
                                 1998 until May 2000.

William A. Robbie.............
Age: 52
Director of Platinum
Bermuda since 2002               Mr. Robbie has been Executive Vice President
                                 and Chief Financial Officer of the Company since November 2002. Mr. Robbie was Executive
                                 Vice President and Chief Financial Officer of
                                 St. Paul Re from August 2002 until November
                                 2002. Prior thereto, Mr. Robbie held various positions with XL Capital Ltd. and its subsidiaries, including Executive Vice
                                 President -- Financial Services, Senior Vice
                                 President -- Treasurer, and Executive Vice
                                 President, Chief Financial Officer and Chief
                                 Administrative Officer.

     The Board of Directors of Platinum Bermuda has no reason to believe that any of these nominees would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board of Directors of Platinum Bermuda will select a substitute nominee and the Common Shares represented by proxies may be voted for such substitute nominee unless the shareholders indicate otherwise.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES TO THE PLATINUM BERMUDA BOARD OF DIRECTORS.

       PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF PLATINUM UK DIRECTORS

     Pursuant to the Bye-Law provisions discussed in connection with Proposal 2 above, the shareholders of the Company are being asked to consider the following proposal.

     The Board of Directors of Platinum UK currently consists of six directors:
Christopher C. Ballard, Michael J. Coldman, A.P.D. Lancaster, Gregory E.A. Morrison, Craig T. Pettengell and Robert S. Porter. According to Platinum UK's Articles of Association, the appointment of executive (employee) directors appointed after June 2002 must be ratified by Platinum UK's sole shareholder, Platinum Regency Holdings ("Platinum Regency"). Platinum Regency is a direct non-U.S. subsidiary of the Company. Mr. Pettengell was appointed to the Board in October 2002, while Mr. Morrison and Mr. Porter were appointed directors in May 2003 to fill the vacancies created by the resignations of Mr. Fadden and Mr. Price. Messrs. Pettengell, Morrison and Porter have each been approved as directors by the United Kingdom Financial Services Authority.

     Each of Messrs. Ballard and Coldman were appointed to the Board before June 2002 and, therefore, their appointments do not require ratification by Platinum Regency. In addition, the appointment of Platinum UK's non-executive (non-employee) director, Mr. Lancaster, does not require ratification by Platinum Regency.

     Set forth below is biographical and other information regarding Messrs. Morrison, Pettengell and Porter, including their principal occupations during the past five years.

Gregory E.A. Morrison.........
Age: 45
Director of Platinum UK
since 2003                       Mr. Morrison has been President and Chief
                                 Executive Officer of the Company since June
                                 2003. Mr. Morrison was President and Chief
                                 Executive Officer of London Reinsurance Group
                                 Inc. ("LRG"), a Canadian reinsurance company that he founded, from 1989 until 1998 and again from September 2000 until May 2003. Mr.
                                 Morrison also served as the Chairman of LRG operating subsidiaries in the United States, Barbados and Ireland and as a member of the LRG board of directors. From January 1999 to June
                                 2000, Mr. Morrison served as President of Unum
                                 Reinsurance, the reinsurance division of Unum
                                 Provident Corporation.

Craig T. Pettengell...........
Age: 36
Director of Platinum UK
since 2002                       Mr. Pettengell has been General
                                 Manager -- Finite Underwriting of Platinum UK since November 2002. Mr. Pettengell was General
                                 Manager -- Non-Traditional Underwriting of St.
                                 Paul Reinsurance Company Ltd from 1998 until
                                 November 2002 and Chief Actuary from 1995 to
                                 1998. He also served as a Director of St. Paul
                                 Reinsurance Company Ltd. from 1995 to 2002.

Robert S. Porter..............
Age: 39
Director of Platinum UK
since 2003                       Mr. Porter has been Managing Director and Chief
                                 Executive Officer of Platinum UK since June
                                 2003. Mr. Porter was Senior Vice President of
                                 Platinum Underwriters Reinsurance, Inc. from
                                 November 2002 until June 2003. Mr. Porter was
                                 Senior Vice President of St. Paul Re, Inc. and
                                 General Manager of its Miami office from 1996 until November 2002. Prior thereto, Mr. Porter held various underwriting positions in the New
                                 York and London operations of St. Paul Re.

     The Board of Directors of Platinum UK has no reason to believe that any of these nominees should not be ratified as directors of Platinum UK.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE PLATINUM UK DIRECTORS.

      PROPOSAL 4 -- APPROVAL OF SECTION 162(M) PERFORMANCE INCENTIVE PLAN

     The Board of Directors recommends that the shareholders approve the Company's Section 162(m) Performance Incentive Plan (the "Plan"), which has been adopted by the Board of Directors subject to shareholder approval. The Plan will enable the Company to provide incentive compensation to certain executive officers of the Company whose compensation is tax deductible for U.S. federal income tax purposes in a manner that qualifies for deduction as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. (See "Internal Revenue Code Section 162(m)" under "Compensation Committee Report" above). If approved by the shareholders, the Plan will become effective on January 1, 2004. If shareholder approval is not obtained, the Plan will not take effect. The Plan does not represent the sole means by which the Company may provide incentive compensation to its executive officers or other employees.

     The following is a summary of the material terms of the Plan. This description is qualified by reference to the full text of the Plan, which is attached hereto as Annex B.

DESCRIPTION OF THE PLAN

     Purpose. The purpose of the Plan is to provide a means of determining incentive compensation for certain of the Company's executive officers in a manner that qualifies as "performance-based compensation" within the meaning of
Section 162(m). The Plan will be coordinated with the Company's incentive compensation plans for executive officers who are not covered by Section 162(m) to provide for a consistent means of determining incentive compensation for the senior management.

     Administration. The Plan will be administered by the Compensation Committee of the Board (or other committee designated the Board) or subcommittee thereof which must consist solely of two or more directors who qualify as "outside directors" within the meaning of Section 162(m) (the "Committee"). The Committee may delegate to any appropriate officer or employee of the Company responsibility for certain ministerial functions (but not the exercise of discretion) under the Plan.

     Eligibility. Eligibility to participate in the Plan is limited to the executive officers of the Company who are or may become "covered employees" under Section 162(m), in the determination of the Committee. Eligible employees who are designated by the Committee will become participants under the Plan.

     Awards. The Plan permits the grant of both short-term (annual) incentive awards and long-term incentive awards. Awards may be denominated by reference to a cash amount (a "Cash-Based Award") or by reference to a number of Common Shares, including restricted shares or share units (a "Share-Based Award"). A participant's right to payment of an award is contingent upon the achievement of pre-established performance goals relating to objective performance criteria established by the Committee for the performance period of the award. The performance period for an award will be determined by the Committee, but will be no longer than five years. A participant may receive an award with respect to more than one performance period under the Plan, which periods may be overlapping.

     Maximum Awards. The maximum amount of payment under all Cash-Based Awards payable to any one participant during any one calendar year is limited under the Plan to $3,000,000. The maximum number of Common Shares that may be subject to all Share-Based Awards granted to any one participant during any one calendar year is limited under the Plan to 100,000 shares.

     Performance Criteria. The business criteria upon which the performance goals under an award may be based will be one or the combination of the following, as determined by the Committee: net income, earnings per share, operating income, book value per share, return on equity, stock price performance, cash flow and/or underwriting gain or loss. These criteria will be measured in accordance with accounting principles generally accepted in the United States, Statutory Accounting Principles (as defined in the Plan), if applicable, or such other objective measure as established by the Committee at the time of the award.

     Performance Goals. For each award granted under the Plan, before the 90th day of the performance period, the Committee will determine the type of award, the duration of the performance period, the performance criteria, the applicable performance goals relating to the performance criteria, and the amount and terms of payment to be made upon achievement of the performance goals. The performance goals may be applied on an absolute or relative basis to an identified index or peer group, as specified by the Committee. The performance goals must be objective and preclude the use of discretion to increase the amount of an award. The performance goals may be applied by the Committee after excluding charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as determined in accordance with accounting principles generally accepted in the United States or Statutory Accounting Principles, if applicable, provided the adjustments are specified at the time the award is established.

     Payment of Awards. Following the completion of a performance period for an award, the Committee will certify in writing the degree of achievement of the performance goals. The amount payable to a participant under any award upon the achievement of the performance goals may be decreased, but may not be increased, in the discretion of the Committee, based on such factors as it may consider appropriate. An award may be paid out in any combination of cash or Common Shares, including restricted shares, or share units, in the discretion of the Committee. Payment of awards may be deferred or subject to such additional requirements as the Committee may determine. Any Common Shares that become payable under an award shall be paid from the shares previously authorized under the Share Incentive Plan, and shall be subject to the terms and conditions of such plan.

     Plan Amendment. The Plan may from time to time be amended, suspended or terminated, in whole or in part, by the Board, provided that no such action shall adversely affect the rights of a participant with respect to outstanding awards. A plan amendment will be subject to shareholder approval if necessary to satisfy the requirements of Section 162(m).

     New Plan Benefits. The terms of awards under the Plan are to be determined based upon the discretion of the Committee. Since no such determinations have yet been made and since the actual value of future awards will be based upon the future performance of the Company, the benefits or amounts that will be received by or allocated to eligible employees cannot be determined at this time.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPANY'S
SECTION 162(M) PERFORMANCE INCENTIVE PLAN.

        PROPOSAL 5 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee, the Board of Directors has selected KPMG LLP, independent certified public accountants, to serve as the Company's independent auditors and KPMG (Bermuda), independent certified public accountants, to serve as Platinum Bermuda's independent auditors for the 2003 fiscal year. KPMG LLP and KPMG (Bermuda) are referred to collectively in this proposal as "KPMG." A proposal will be submitted to shareholders at the Annual Meeting for ratification of such selection as required by Bermuda law. A representative of KPMG will attend the Annual Meeting and will have an opportunity to make a statement and respond to questions.

     The following table summarizes the aggregate fees billed by KPMG for services rendered for the year ended December 31, 2002:*

Audit fees(1)...............................................  $589,315
Audit-related fees(2).......................................    58,500
Tax fees(3).................................................    30,000
All other fees(4)...........................................         0
                                                              --------
Total.......................................................  $677,815

---------------

(1) The amount shown for "Audit fees" represents fees for professional services rendered by KPMG for (a) the audit of the Company's annual financial statements for 2002, (b) the review of the Company's financial statements included in its Quarterly Report on Form 10-Q for the period ended September 30, 2002, (c) statutory audits for the Company's insurance subsidiaries and
    (d) assistance with the review of documents filed with the SEC (including comfort letters and consents).

(2) The amount shown for "Audit-related fees" represents audit-related fees for professional services rendered by KPMG for services in connection with the Public Offering.

(3) The amount shown for "Tax fees" represents fees for tax compliance, tax advice and tax planning.

(4) KPMG did not perform any other services during the Company's 2002 fiscal year.

 * As the Company was formed in 2002, no services were rendered by KPMG in 2001.

     The Audit Committee is primarily responsible for managing the Company's relationship with its independent auditors. Subject to ratification by the shareholders of the Company as required by Bermuda law, the Audit Committee has the sole authority to approve the engagement, determine the compensation and oversee the performance of the Company's independent auditors. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG. It is the Company's policy that all audit services and all permitted non-audit services to be provided to the Company by the independent auditors are approved in advance by the Audit Committee (or by one or more of its members if duly authorized by the Audit Committee). The Audit Committee has pre-approved all audit and tax services to be provided by KPMG in 2003.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RAFITY THE SELECTION OF INDEPENDENT AUDITORS.

                             ADDITIONAL INFORMATION

OTHER ACTION AT THE ANNUAL MEETING

     As of the date of this statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than that referred to above. As to other business, if any, that may come before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the discretion of the person or persons voting the proxies.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL GENERAL MEETING OF SHAREHOLDERS

     In accordance with the rules of the SEC, any shareholder who wishes to present a proposal at the 2004 Annual General Meeting of Shareholders and to include the proposal in next year's proxy statement must deliver the proposal to the Company's principal executive offices no later than the close of business on November 26, 2003. Proposals should be addressed to the Secretary, Platinum Underwriters Holdings, Ltd., The Belvedere Building, 69 Pitts Bay Road, Pembroke HM 08 Bermuda.

     Pursuant to Rule 14a-4(c)(1) of the Exchange Act, if a shareholder who intends to present a proposal at the 2004 Annual General Meeting of Shareholders does not notify the Company of such a proposal on or before February 11, 2004, then proxies received by the Company for that meeting will be voted by the persons named as such proxies in their discretion with respect to such proposals. Notices of such proposals are to be sent to the above address.

                                          By order of the Board of Directors,

                                                  Michael E. Lombardozzi
                                            Executive Vice President, General
                                                         Counsel
                                                      and Secretary

Pembroke, Bermuda
August 13, 2003

                                    ANNEX A
                                    CHARTER
                                     OF THE
                                AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                      PLATINUM UNDERWRITERS HOLDINGS, LTD.

I.  PURPOSE

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Platinum Underwriters Holdings, Ltd. (the "Company") shall assist the Board in its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the performance, qualifications and independence of the Company's independent auditors, and the performance of the Company's internal audit function.

II.  ORGANIZATION

     A. The Committee shall be composed of three or more independent directors appointed by the Board who are neither "affiliated persons" (as defined by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder) nor officers or employees of the Company or any entity controlling, controlled by or under common control with the Company and who do not have any other relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of the Committee. The Board shall designate one of the members as Chairman.

     B. Each member of the Committee shall be financially literate, and one member must have accounting or related financial management expertise, as such qualifications are determined by the Board in its business judgment. In addition, each member shall meet the requirements of all applicable laws and regulations, as they exist from time to time, including those of the New York Stock Exchange and the Securities and Exchange Commission. No Committee member may accept any consulting, advisory or other compensatory fee from the Company, other than compensation relating to such member's service on the Committee or the Board or any other committee thereof.

     C. The Chairman of the Committee or any two members of the Committee may, and the Secretary on the requisition of the Chairman or any two members shall, at any time summon a meeting of the Committee by giving at least two (2) business days' notice to each member of the Committee, unless such member consents to shorter notice.

     D. Notice of a meeting of the Committee need not specify the nature of the business to be considered at such meeting and shall be deemed to be duly given to a member of the Committee if it is given to such member in person or otherwise communicated or sent to such member by registered mail, courier service, telecopier, facsimile, e-mail or other mode of representing words in a legible and non-transitory form at such member's last known address or any other address given by such member to the Company for this purpose. If such notice is sent by next-day courier service, telecopier, facsimile or e-mail, it shall be deemed to have been given the business day following the sending thereof and, if by registered mail, five (5) business days following the sending thereof.

     E. Meetings of the Committee may be held within or outside of Bermuda, except not in the United States or the United Kingdom.

     F. The quorum necessary for the transaction of business at a meeting of the Committee shall be a majority of the members of the Committee then in office, present in person or represented.

     G. Members of the Committee may participate in any meeting of the Committee by means of such telephone, electronic or other communication facilities from anywhere in the world except the United States and the United Kingdom as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

     H.  Each member of the Committee shall have one (1) vote.

     I. A resolution put to a vote at a duly constituted meeting of the Committee at which a quorum is present and acting throughout shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes, the resolution shall fail.

     J. A resolution in writing signed by all of the members of the Committee, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Committee duly called and constituted, such resolution to be effective on the date on which the last member signs and delivers such resolution to the Company at its address, provided that none of the members signs in the United States or the United Kingdom.

III.  RESPONSIBILITY AND AUTHORITY

     A. The Committee shall approve the engagement of the independent auditors (subject to ratification by the shareholders of the Company as required by Bermuda law), and shall determine the compensation and oversee the performance of the independent auditors. The independent auditors are ultimately accountable to the Committee and the Board. The Committee shall approve (or delegate to one of its members the authority to approve) in advance all audit services (which shall include a review of the audit plan) and all permitted non-audit services to be provided to the Company by the independent auditors. Among the non-audit services not permitted to be provided by the independent auditors are bookkeeping or other services related to accounting records or financial statements; financial information systems design and implementation; appraisal or valuation services; fairness opinions; actuarial services; internal audit or outsourcing services; management functions or human resources; and broker-dealer, investment adviser or investment banking services.

     B. The Committee shall annually request from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1 and such other requirements as may be established from time to time, discuss with the independent auditors any such relationships and their impact on the independent auditors' independence, and take appropriate action regarding the independence of the independent auditors, including monitoring the rotation of the lead audit partner and review partner of the independent auditors and establishing procedures for hiring employees and former employees of the independent auditors.

     C. The Committee shall annually request from the independent auditors a report regarding, and shall periodically discuss with management and the independent auditors, the quality and adequacy of the Company's internal audit function, internal controls and internal auditing procedures, including (i) any significant deficiencies in the design or operation of those controls which could adversely affect the Company's ability to record, process, summarize and report financial data and any material weaknesses in internal controls, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls, and shall discuss with the independent auditors how the Company's financial systems and controls compare with industry practices.

     D. The Committee shall periodically review with management and the independent auditors the quality, as well as the acceptability, of the Company's accounting policies, including the Company's critical accounting policies and practices and the estimates and assumptions used by management in the preparation of the Company's financial statements, and shall discuss with the independent auditors how the Company's accounting policies compare with those in the industry and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of use of such alternative treatments and the treatment preferred by the independent auditors.

     E. The Committee shall meet at least annually in separate executive sessions with representatives of management, the internal audit function and the independent auditors to discuss any matters that the Committee or any of these groups believe should be discussed privately. The Committee may meet in its discretion without representatives of management, the internal audit function or the independent auditors.

     F. The Committee shall review with the independent auditors all material communications between the independent auditors and management, such as any management letters or schedules of unadjusted differences, and shall periodically discuss with the independent auditors whether all material correcting adjustments identified by the independent auditors in accordance with generally accepted accounting principles and the rules of the Securities and Exchange Commission are reflected in the Company's financial statements.

     G. The Committee shall review with management and the independent auditors any material financial or other arrangements of the Company which do not appear on the Company's financial statements and any transactions or courses of dealing with third parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company's financial statements.

     H. The Committee shall discuss with management the Company's guidelines and policies with respect to corporate risk assessment and corporate risk management, including discussion of the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     I. The Committee shall review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the internal audit function.

     J. The Committee shall review with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K and the Annual Report to Shareholders, and shall review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication With Audit Committees," as amended by Statement on Auditing Standards No. 90, "Audit Committee Communications" ("SAS No. 61").

     K. The Committee shall recommend to the Board whether, based on the reviews and discussions referred to above, the audited financial statements should be included in the Company's Annual Report on Form 10-K and the Annual Report to Shareholders.

     L. The Committee shall review with management and the independent auditors the interim financial statements to be included in the Company's Quarterly Reports on Form 10-Q.

     M. The Committee shall prepare an annual report as required by the Securities and Exchange Commission for inclusion in the Company's proxy statement.

     N. The Committee shall approve a code of ethics, as required by rules of the Securities and Exchange Commission, for senior financial officers and such other employees and agents of the Company as it determines.

     O. The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     P. The Committee may (in its discretion) and shall (if so directed by the Board) review such other aspects of the affairs of the Company and its subsidiaries as it or the Board deems appropriate, and may make reports and recommendations to the Board with respect thereto.

     Q.  The Committee shall report to the Board on a regular basis.

     R. The Committee shall have the right as it deems appropriate to retain its own legal and other advisers to assist in the discharge of its duties. The Committee shall have sole authority to retain, evaluate and replace such advisers, including sole authority to approve fees and other retention terms.

     S. The Committee shall annually review and evaluate its performance and assess the adequacy of this Charter, and shall report the results thereof to the Board.

     T. The Committee shall cause minutes to be made of all meetings and of the attendance thereat and shall cause such minutes and resolutions adopted by unanimous written consent to be included in the Company's minute book.

IV.  LIMITS ON RESPONSIBILITY

     As the role of the Board and the Committee is one of oversight, it is recognized that the Company's management is responsible for preparing the Company's financial statements and the Company's independent auditors are responsible for auditing those financial statements. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to plan or conduct audits. These are responsibilities of the Company's management and independent auditors.

                                                                         ANNEX B

                      PLATINUM UNDERWRITERS HOLDINGS, LTD.

                   SECTION 162(M) PERFORMANCE INCENTIVE PLAN

SECTION 1.  PURPOSE

     The purpose of this Platinum Underwriters Holdings, Ltd. Section 162(m) Performance Incentive Plan is to provide a means of determining both annual and long-term incentive compensation for certain of the Company's executive officers in a manner that qualifies as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code.

SECTION 2.  DEFINITIONS

     The following capitalized words as used herein shall have the following meanings:

          (a) "Award" means any award granted under the Plan to an Eligible Employee by the Committee subject to such terms and conditions as the Committee may establish under the terms of the Plan.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Cash-Based Award" means any Award denominated by reference to a dollar amount.

          (d) "Committee" means the Compensation Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof consisting of two or more directors each of whom is an "outside director" within the meaning of Section 162(m).

          (e) "Common Shares" means the common shares of the Company, par value $0.01 per share.

          (f) "Company" means Platinum Underwriters Holdings, Ltd., a Bermuda company.

          (g) "Eligible Employee" means any employee or executive officer of the Company or any of its subsidiaries who is or, in the opinion of the Committee, may become a "covered employee" within the meaning of Section 162(m).

          (h) "Fair Market Value" of a Common Share as of a given date shall have the same meaning as applies under the 2002 Share Incentive Plan.

          (i) "GAAP" means accounting principles generally accepted in the United States of America from time to time.

          (j) "Participant" means an Eligible Employee granted an Award under the Plan.

          (k) "Performance Criteria" shall have the meaning set forth in Section 4(b) hereof.

          (l) "Performance Goals" shall have the meaning set forth in Section 4(c) hereof.

          (m) "Performance Period" means a period determined by the Committee of not more than five years over which the Performance Goals set forth in the Award are to be achieved.

          (n) "Plan" means this Platinum Underwriters Holdings, Ltd. Section 162(m) Performance Incentive Plan, as it may be amended from time to time.

          (o) "Restricted Shares" means Common Shares that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine.

          (p) "Share-Based Award" means any Award denominated by reference to a number of Common Shares (including Restricted Shares) and/or Share Units.

          (q) "Share Incentive Plan" means the Company's 2002 Share Incentive Plan, as it may be amended and restated from time to time.

          (r) "Share Units" means a non-voting unit of measurement based on the Fair Market Value of a Common Share, which entitles a Participant to receive a payment of cash or Common Shares, as determined by the Committee.

          (s) "Section 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

          (t) "Statutory Accounting Principles" means statutory accounting principles or practices required or permitted for financial reporting purposes by the National Association of Insurance Commissioners and by the department of insurance (or similar regulatory authority) of the jurisdiction of domicile of each insurance company subsidiary of the Company.

SECTION 3.  ADMINISTRATION OF THE PLAN

     (a) Committee Members. The Plan shall be administered by the Committee. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

     (b) Discretionary Authority. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Employees to whom, and the time or times at which, Awards may be granted, whether an Award will be a Cash-Based Award or a Share-Based Award, the Performance Period, the Performance Criteria and the Performance Goals, and all other terms of the Award. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

     (c) Delegation of Authority. The Committee may delegate, to any appropriate officer or employee of the Company, responsibility for certain ministerial functions (but not the exercise of discretion) under this Plan.

SECTION 4.  AWARDS

     (a) Grant of Awards. The Committee may grant to any Eligible Employee Cash-Based Awards and/or Share-Based Awards under the Plan with respect to one or more Performance Periods under the Plan. Performance Periods may run consecutively and/or concurrently, as determined by the Committee. Before the 90th day of the Performance Period, the Committee will determine the type of the Award, the duration of the Performance Period, the Performance Criteria, the applicable Performance Goals relating to the Performance Criteria, and the amount and terms of payment to be made upon achievement of the Performance Goals.

     (b) Performance Criteria. For purposes of Awards granted under the Plan, the "Performance Criteria" shall be one or any combination of the following, for the Company or any identified subsidiary or business unit, as determined by the Committee at the time of the Award: net income, earnings per share, operating income, book value per share, return on equity, stock price performance, cash flow, underwriting gain or loss. Each of the Performance Criteria shall be applied and interpreted in accordance with GAAP, Statutory Accounting Principles, if applicable, or such other objective measure as established by the Committee at the time of the Award.

     (c) Performance Goals. For purposes of Awards granted under the Plan, the "Performance Goals" shall be the levels of achievement relating to the Performance Criteria selected by the Committee for the Award. The Performance Goals shall be expressed as an objective formula or standard that precludes discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal. The Performance Goals may be applied on an absolute basis or relative to an identified index or peer group, as specified by the Committee. The Performance Goals may be applied by the Committee after excluding charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as determined in accordance with GAAP, Statutory Accounting Principles, if applicable, or such other objective measure established by the Committee, provided the adjustments are specified at the time the Award is established.

     (d) Maximum Awards. The maximum amount that may become payable to any one Participant during any one calendar year under all Cash-Based Awards is limited to $3,000,000. The maximum number of Common Shares (including Restricted Shares) and/or Share Units that may be subject to all Share-Based Awards granted to any one Participant during any one calendar year is limited to 100,000 Common Shares and/or Share Units.

     (e) Negative Discretion. Notwithstanding anything else contained in the Plan to the contrary, the Committee shall have the right, in its discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under an Award and (ii) to establish rules or procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the maximum amount otherwise payable under an Award. The Committee shall not have discretion to increase the amount that is otherwise payable to any Participant under an Award.

SECTION 5.  PAYMENT OF AWARDS

     (a) Certification. Following the conclusion of the Performance Period of an Award, the Committee shall certify in writing whether the Performance Goals for that Performance Period have been achieved, or certify the degree of achievement, if applicable.

     (b) Payment. Upon certification of the Performance Goals for a Cash-Based Award, the Committee shall determine the amount of payment to the Participant pursuant to the Award, if any. Upon certification of the Performance Goals for a Share-Based Award, the Committee shall determine the number of Common Shares, Restricted Shares and/or Share Units payable to the Participant pursuant to the Award, if any. Notwithstanding the foregoing, both Cash-Based Awards and Share-Based Awards may be paid in any combination of cash, Common Shares, Restricted Shares and/or Share Units, as determined by the Committee in its discretion, based upon the Fair Market Value of the Common Shares at the time of payment.

     (c) Share Restrictions. Any Common Shares, Restricted Shares or Share Units payable in respect of an Award shall be subject to such terms, conditions, restrictions and/or limitations as the Committee shall determine in its discretion. Any Common Shares that become payable under an Award shall be paid from the Common Shares authorized under the Company's 2002 Share Incentive Plan, and shall be subject to the terms and conditions of such plan.

     (d) Employment Requirement. In the event of the termination of employment of a Participant with the Company or a subsidiary before the payment of an Award, the Award shall be forfeited and automatically be cancelled without further action of the Company or the Committee, subject to such conditions as may be approved by the Committee for certain circumstances of termination of employment, such as death or disability, if approved by the Committee in its sole discretion.

     (e) Tax Withholding. Any payment under this Plan shall be subject to applicable federal, state or local income and employment taxes and any other amounts that the Company is required by law to deduct and withhold from such payment.

     (f) Deferral of Payments. The Committee may in its discretion grant an Award that provides a Participant the opportunity to elect in writing to defer up to 100% of the payment of amounts payable under the Award, with the election to be made in the manner specified by the Committee. The Committee may in its discretion provide for interest or other investment return on any such deferred amounts.

SECTION 6.  GENERAL PROVISIONS

     (a) Effective Date. Subject to the approval of the Company's shareholders, the Plan shall be effective with respect to calendar years beginning on or after January 1, 2004.

     (b) Amendment and Termination. The Company may, from time to time, by action of the Board, amend, suspend or terminate any or all of the provisions of the Plan, but no such amendment, suspension or termination shall adversely affect the rights of any Participant with respect to Awards then outstanding. Notwithstanding the foregoing, no amendment will be effective without shareholder approval if such approval is required to satisfy the requirements of
Section 162(m). For purposes of Section 162(m), the material terms of the Plan must be re-approved by the shareholders no later than the 2008 Annual General Meeting of Shareholders.

     (c) Other Compensation. Nothing contained in the Plan shall prohibit the Company or any subsidiary from establishing other additional incentive compensation arrangements for one or more employees of the Company or from paying compensation outside of the terms of the Plan, whether or not such compensation qualifies as performance-based compensation under Section 162(m).

     (d) No Right to Employment. Nothing in the Plan shall be deemed to give any Participant the right to remain employed by the Company or any subsidiary or to limit, in any way, the right of the Company or any subsidiary to terminate, or to change the terms, of a Participant's employment at any time.

     (e) Governing Law. The Plan shall be governed by and construed in accordance with the laws of New York, without regard to choice-of-law rules.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 THROUGH 5.                    Please      ________
PLEASE MARK YOUR VOTE IN BOX IN THE FOLLOWING MANNER [X] USING DARK INK ONLY.        Mark Here  |        |
                                                                                     for Address|        |
                                                                                     Change or  |________|
                                                                                     Comments
                                                                                     SEE REVERSE SIDE


THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED "FOR" ITEMS 1
THROUGH 5.
1. To elect the following nominees to the Company's Board of Directors:
   01 H. Furlong Baldwin, 02 Jonathan F. Bank,                   FOR ALL    3A. To consider and take action    FOR  AGAINST  ABSTAIN
   03 Dan R. Carmichael, 04 Neill A. Currie,      FOR   WITHHOLD  EXCEPT        upon the proposal to ratify   /_/    /_/    /_/
   05 Jay S. Fishman, 06 Gregory E. A. Morrison,   /_/    /_/      /_/          the appointment of Gregory
   07 Steven H. Newman, and 08 Peter T. Pruitt.                                 E. A. Morrison to the Board of
To withhold authority to vote for an individual                                 Directors of Platinum Re (UK)
nominee strike a line thru the nominee's name.                                  Limited.

2A. To consider and take action upon the proposal  FOR  AGAINST  ABSTAIN    3B. To consider and take action    /_/    /_/    /_/
    to elect Gregory E. A. Morrison to the Board   /_/   /_/      /_/           upon the proposal to ratify
    of Directors of Platinum Underwriters Bermuda,                              the appointment of Craig T.
    Ltd.                                                                        Pettengell to the Board of
                                                                                Directors of Platinum Re (UK)
                                                                                Limited.

2B. To consider and take action upon the proposal                            3C. To consider and take action    /_/   /_/    /_/
    to elect Michael D. Price to the Board of      /_/   /_/      /_/            upon the proposal to ratify
    Directors of Platinum Underwriters Bermuda,                                  the appointment of Robert S.
    Ltd.                                                                         Porter to the Board of Directors
                                                                                 of Platinum Re (UK) Limited.

2C. To consider and take action upon the proposal                            4. To consider and approve the    FOR  AGAINST  ABSTAIN
    to elect William A. Robble to the Board of     /_/   /_/      /_/           Company's Section 162(m)       /_/    /_/    /_/
    Platinum Underwriters Bermuda, Ltd.                                         Performance Incentive Plan,
                                                                                which enables the Company
                                                                                to provide incentive compensation
                                                                                to executive officers of the
                                                                                Company who are employed by
                                                                                Platinum Underwriters Reinsurance
                                                                                Inc. In a manner that qualifies
                                                                                "as performance-based compensation"
                                                                                under Section 162(m) of the Internal
                                                                                Revenue Code.
 ______________________________________________________________________________                                  FOR AGAINST ABSTAIN
|                                                                              | 5. To consider and take action  /_/   /_/     /_/
|                                                                              |    upon a proposal to ratify
|                                                                              |    the selection of KPMG, LLP, independent
|                                                                              |    certified public accountants, as
|                                                                              |    independent certified public accountants,
|                                                                              |    as independent auditors for Platinum
|                                 RESTRICTED                                   |    Underwriters Bermuda, Ltd. for the
|                                                                              |    2003 fiscal year.
|                                                                              |
|                                                                              |        Place "X" Here If You Plan            /_/
|                                                                              |        to Attend and Vote Your
|                                                                              |        Shares at the Meeting
|______________________________________________________________________________|
                        Upon such other business as may properly come before the meeting or any adjournment thereof.


Signature_________________ Signature_________________ Dated_______________, 2003
Please sign exactly as your name appears above. If shares are held in the name of joint holders, each should sign.
If you are signing as a trustee, guardian, executor, etc., please so indicate.
-------------------------------------------------------------------------------------------------------------------
                                            * FOLD AND DETACH HERE *

                      PLATINUM UNDERWRITERS HOLDINGS, LTD.

                             The Belvedere Building
                               69 Pitts Bay Road
                                   2nd Floor
                             Pembroke HM 08 Bermuda

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted FOR Items 1 through 5 if no instructions to the contrary are indicated.

     The undersigned hereby appoints STEVEN H. NEWMAN, GREGORY E.A. MORRISON and MICHAEL E. LOMBARDOZZI, jointly and severally, proxies, with the power of substitution and with the authority in each to act in the absence of the other, to vote all shares the undersigned is entitled to vote at the Annual General Meeting of Shareholders on September 17, 2003 or postponements or adjournments thereof on all matters that may properly come before the meeting, and particularly to vote as hereinafter indicated. The undersigned hereby acknowledges receipt of the Notice of Annual General Meeting of Shareholders and Proxy Statement dated August 13, 2003.

                (Continued and to be signed on the reverse side)

 ______________________________________________________________________________
|                                                                              |
|    Address Change/Comments (Mark the corresponding box on the reverse side)  |
|______________________________________________________________________________|
|                                                                              |
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|______________________________________________________________________________|

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